QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CROWN MEDIA HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

CROWN MEDIA HOLDINGS, INC.
6430 S. Fiddlers Green Circle, Suite 225
Greenwood Village, Colorado 80111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 3, 2004

To the Stockholders of Crown Media Holdings, Inc.:

        We will hold the annual meeting of stockholders (the "Annual Meeting") of Crown Media Holdings, Inc. ("Crown Media Holdings" or the "Company") at the Sheraton New York Hotel & Towers at 811 Seventh Avenue, New York, New York 10019 on June 3, 2004, at 11:00 a.m., Eastern Daylight Time.

        The purpose of the meeting is to:

  1.
  Elect 14 members to the Company's board of directors (the "Board"); and

  2.
  Consider any other matters that properly come before the meeting and any adjournments.

        Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

        Only stockholders of record of Class A Common Stock and Class B Common Stock at the close of business on April 9, 2004 are entitled to receive notice of and to vote at the meeting. A list of the stockholders entitled to vote will be available for examination at the meeting by any stockholder for any purpose relevant to the meeting. The list will also be available on the same basis for ten days prior to the meeting at our principal executive office, Suite 225, 6430 S. Fiddlers Green Circle, Greenwood Village, Colorado 80111.

        If you wish to vote shares held in your name in person at the meeting, please bring your proxy card or proof of identification to the meeting. If you hold your shares in street name (that is, through a broker or other nominee) you must request a proxy card from your broker in order to vote in person at the meeting.

        Please date, sign and mail the enclosed proxy card as soon as possible to ensure that you are represented at the meeting. We have enclosed a return envelope, which requires no postage if mailed in the United States, for that purpose. Alternatively, you may vote by using the toll-free telephone number or the Internet address, as explained on the enclosed proxy card.

By Order of the Board of Directors
/s/	BRIAN E. GARDNER

BRIAN E. GARDNER Secretary

April 30, 2004

PLEASE VOTE. YOUR VOTE IS IMPORTANT.

CROWN MEDIA HOLDINGS, INC.
6430 S. Fiddlers Green Circle, Suite 225
Greenwood Village, Colorado 80111

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 3, 2004

        We anticipate that this Proxy Statement will first be mailed on or about April 30, 2004 to stockholders of the Company by the Board to solicit proxies (the "Proxies") for use at the Annual Meeting to be held on June 3, 2004 at 11:00 a.m., Eastern Daylight Time (EDT) at the Sheraton New York Hotel & Towers at 811 Seventh Avenue, New York, New York 10019 or at any postponements or adjournments of the Annual Meeting.

SOLICITATION OF PROXIES

        This proxy solicitation is being made on behalf of the Board.

Voting by Telephone or Internet

        Stockholders of record can simplify their voting and reduce the Company's cost by voting their shares via telephone or the Internet. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. If a stockholder's shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend on the processes of the bank or broker; therefore, stockholders should follow the voting instructions on the form they receive from their bank or broker.

        Stockholders who elect to vote over the Internet may incur costs such as telecommunication and Internet access charges for which the stockholder is solely responsible. The telephone and Internet voting facilities for stockholders of record will close at 11:00 p.m. EDT on June 2, 2004.

Voting by Mail

        Stockholders who elect to vote by mail are asked to date, sign and return the enclosed proxy card using the postage paid envelope provided. The shares represented will be voted in accordance with the directions in the proxy card.

Stockholders Entitled to Vote

        Stockholders as of the close of business on April 9, 2004 (the "Record Date") are entitled to vote at the Annual Meeting. As of the Record Date, 73,863,037 shares of the Company's Class A common stock, par value $0.01 (the "Class A Common Stock") and 30,670,422 shares of the Company's Class B common stock, par value $0.01 (the "Class B Common Stock") were issued and outstanding. Each share of Class A Common Stock is entitled to one vote. Each share of Class B Common Stock is entitled to ten votes. You may not cumulate votes.

Revocation of Proxies

        Your proxy may be revoked at any time before it is exercised by (i) providing written notice of revocation to the Company Secretary, (ii) timely delivery of a later dated proxy (including an Internet or telephone vote), or (iii) attending the Annual Meeting and voting in person.

Required Vote

        A majority of the voting power of the outstanding shares entitled to vote generally in the election of directors, represented in person or by proxy, will constitute a quorum. Any stockholder that has properly submitted a proxy will be considered part of the quorum. Votes that are withheld, abstentions and broker non-votes will be counted towards a quorum.

        The required vote for Proposal 1 is a plurality of the votes cast, with the fourteen nominees receiving the highest number of votes cast elected to the Board. A vote withheld from a nominee will be excluded from the vote and will have no effect. Broker non-votes will not be counted as a vote either for or against any nominee. A broker non-vote occurs when a broker submits a proxy but does not vote for or against a matter. This will occur when the beneficial owner has not instructed the broker how to vote and the broker does not have the discretionary authority to vote in the absence of instructions.

Solicitation Costs

        Mellon Investor Services LLC was hired to assist in the distribution of proxy materials at a cost of approximately $10,000 plus out-of-pocket expenses. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of Class A and Class B Common Stock. In addition to using the mails, the Company's officers, employees or agents may also solicit proxies in person or by telephone, facsimile or by other means of electronic communication, but they will not be specifically compensated for such services.

PLEASE VOTE. YOUR VOTE IS IMPORTANT.

        In this proxy statement the terms the "Company" or "Crown Media Holdings" refer to Crown Media Holdings, Inc. and, unless the context requires otherwise, our subsidiaries that operate our businesses, Crown Media International, LLC ("Crown Media International"), Crown Media United States, LLC ("Crown Media United States"), Crown Media Distribution, LLC ("Crown Media Distribution"), Crown Entertainment Limited ("Crown Entertainment"), Crown Media Trust (the "Trust") and H&H Programming—Asia, L.L.C. ("H&H Programming—Asia").

PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board currently has 15 member positions. There is one vacancy as noted below. Proxy holders will vote for the 14 nominees listed below. All nominees are currently members of our Board and their terms, if elected, will continue until the next annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees has consented to serve on our Board. If any nominee is unable to serve as a director, the current Board may designate a substitute nominee and the proxies will vote all valid proxy cards for the election of the substitute nominee.

        Pursuant to our Second Amended and Restated Stockholders Agreement, dated August 30, 2001, as amended ("Stockholders Agreement"), our Board consists of 15 individuals nominated as follows: twelve nominated by Hallmark Entertainment Investments Co. ("HEIC"); one nominated by VISN Management Corp. ("VISN"), a subsidiary of National Interfaith Cable Coalition, Inc. ("NICC"); and two independent directors nominated by the Board who are not officers or employees of any of the parties (or their affiliates) to the Stockholders Agreement. In addition, pursuant to a separate stockholders agreement which concerns HEIC and to which Crown Media Holdings is not a party, HEIC granted Liberty Media Corporation ("Liberty") and J.P. Morgan Partners (BHCA) L.P. ("J.P. Morgan Partners") each the right to designate one of our directors as part of HEIC's twelve nominees. See "Board Information—Structure" and "Certain Relationships and Related Transactions."

        Of the nominees for the Board, Robert A. Halmi, Jr., David J. Evans, Robert J. Druten, David E. Hall, Donald J. Hall, Jr., Irvine O. Hockaday, Jr., Anil Jagtiani, John P. Mascotte, Deanne R. Stedem and Brian E. Gardner have been nominated by HEIC; David B. Koff has been nominated by Liberty; Wilford V. Bane, Jr. has been nominated by VISN; and Arnold L. Chavkin has been nominated by J.P. Morgan Partners. In addition, the Board has nominated Peter A. Lund as an independent director. The vacancy on the Board may be filled subsequent to the 2004 Annual Meeting by the Board in accordance with the Stockholders Agreement and our bylaws. As a result of provisions in the Stockholders Agreement and our bylaws, no nominee for the vacancy on the Board will be accepted at the 2004 Annual Meeting.

        Because HEIC holds Class A Common Stock and all of the Class B Common Stock, representing approximately 96.1% of the voting power of the Company, its vote in favor of the nominees will be sufficient to elect these nominees regardless of the vote of any other stockholders.

Board Nominees

        Robert A. Halmi, Jr., age 47, has been the Chairman of the Board of Crown Media Holdings since May 2000 and prior to that had been Chairman of the board of directors of Crown Media International since April 1996. He has also been the President of Hallmark Entertainment, LLC ("Hallmark Entertainment") since April 1994. Mr. Halmi has been an executive producer of award-winning television programming, such as Lonesome Dove, which won several Emmy Awards, a Golden Globe Award and a Peabody Award. He is also a director and Chief Executive Officer of Hallmark Entertainment Holdings, Inc., the parent company of both Crown Media Holdings and Hallmark Entertainment.

        David J. Evans, age 63, has been the President and Chief Executive Officer and a director of Crown Media Holdings since May 2000. He was the President and Chief Executive Officer of Crown Media International from March 1999 to May 2000, and a director of Crown Media International from July 1999 to May 2000. Prior to that, he was the President and Chief Executive Officer of Telecommunications International, Inc. from September 1997 until February 1999.

        Wilford V. Bane, Jr., age 66, has been a director of Crown Media Holdings since May 2000. He was the Associate General Secretary of United Methodist Communications, the communications agency for the United Methodist Church, from October 1990 to February 2001. Mr. Bane also serves as chair of VISN. He helped found and launch the Vision Interfaith Satellite Network, the predecessor of Odyssey Network (which was subsequently acquired by us and renamed the Hallmark Channel), and served as the interim Chief Executive Officer for its first two years.

        Arnold L. Chavkin, age 52, has been a director of Crown Media Holdings since May 2000. From 1998 until May 2000, Mr. Chavkin was a director of Crown Media International. Mr. Chavkin is the Chief Investment Officer at J.P. Morgan Partners, LLC, an indirect non-bank subsidiary of J.P. Morgan Chase & Co. From April 1991 to January 2001, he was a general partner, and since January 2001 has been a limited partner of JPMP Master Fund Manager, L.P., the sole general partner of J.P. Morgan Partners, which invests in private equity opportunities with a significant concentration on the media and telecommunications industries. Prior to that, Mr. Chavkin was a member of Chemical Bank's merchant banking group and a generalist in its corporate finance group specializing in mergers and acquisitions and private placements for the energy industry. Mr. Chavkin's experience prior to joining Chemical Bank included corporate development for Freeport McMoRan as well as positions with Gulf and Western Industries and Arthur Young & Company. Mr. Chavkin is a director of ASAT Limited, Brand Services, Inc., Encore Acquisition Company and Latigo Petroleum, Inc. Mr. Chavkin is also a director of Triton PCS Inc. and a member of its audit committee and its compensation committee.

        Robert J. Druten, age 57, has been a director of Crown Media Holdings since May 2000 and was a director of Crown Media International from April 1996 to May 2000. He has also been an Executive Vice President and the Chief Financial Officer of Hallmark Cards, Incorporated ("Hallmark Cards"), the indirect parent of Crown Media Holdings, since April 1996. Mr. Druten is a Trustee of Entertainment Properties Trust. He is also a member of the board of directors of Hallmark Entertainment Holdings and Hallmark Cards Holdings Limited.

        Brian E. Gardner, age 51, has been a director of Crown Media Holdings since January 2004. He has been Executive Vice President and General Counsel of Hallmark Cards since January 2004. From 1996 to 2003, Mr. Gardner was a Managing Partner of Stinson Morrison Hecker, LLP (formerly known as Morrison & Hecker, LLP).

        David E. Hall, age 41, has been a director of Crown Media Holdings since March 2003. He has been Senior Vice President—Human Resources of Hallmark Cards since June 2002 and a member of the board of directors of Hallmark Cards since 1996. Mr. Hall has served in a variety of positions for Hallmark Cards since 1981. Mr. Hall was Vice President—U.S. Sales and Marketing for Binney & Smith Inc. (a wholly-owned subsidiary of Hallmark Cards) from 1999 to June 2002.

        Donald J. Hall, Jr., age 48, has been a director of Crown Media Holdings since May 2000. Mr. Hall has been the President and Chief Executive Officer of Hallmark Cards since January 2002 and a member of the board of directors of Hallmark Cards since 1996. Mr. Hall has served in a variety of positions for Hallmark Cards since 1971. Mr. Hall was the Executive Vice President, Strategy and Development from September 1999 until December 2001. Prior to that, Mr. Hall was the Vice President, Product Development, of Hallmark Cards from September 1996 until August 1999. Mr. Hall is a member of the board of directors of Hallmark Entertainment Holdings and Business Men's Assurance Company of America.

        Irvine O. Hockaday, Jr., age 67, has been a director of Crown Media Holdings since May 2000 and was a director of Crown Media International from April 1996 until May 2000. He is a member of the board of directors of Ford Motor Company, Dow Jones & Company, Inc., Sprint Corporation, Aquila Inc. and Estee Lauder Companies Inc. Mr. Hockaday is a trustee of the Hall Family Foundations and the Aspen Institute. He was the President and Chief Executive Officer of Hallmark Cards from January 1986 to December 2001.

        Anil Jagtiani, age 43, has been a director of Crown Media Holdings since March 2003. He has been Executive Vice President, Corporate Strategy and Development, for Hallmark Cards since February 2003. He served as Senior Vice President, Corporate Strategy, from January 2001 until February 2003. From October 1997 until December 2000, he served as the Director of Strategic Planning for Brunswick Corporation.

        David B. Koff, age 45, has been a director of Crown Media Holdings since May 2000. He has also been a Senior Vice President of Liberty since February 1998. Prior to that, Mr. Koff was the Vice President, Corporate Development, of Liberty from August 1994 until February 1998. Mr. Koff is also a member of the board of directors of United Global Com, Inc.

        Peter A. Lund, age 63, has been a director of Crown Media Holdings since May 2000. He also serves as Chairman and director of Eos International, Inc., a direct marketing holding company, and is a member of the board of directors of Hughes Electronics Corporation and Emmis Communications Corporation. He is also a Trustee of the University of St. Thomas in St. Paul, Minnesota.

        John P. Mascotte, age 64, has been a director of Crown Media Holdings since May 2000. Mr. Mascotte is a member of the board of directors of Hallmark Cards and also a member of the board of directors of Wyeth Inc. and Business Men's Assurance Company of America. He was the President and Chief Executive Officer of Blue Cross and Blue Shield of Kansas City, Inc. from July 1997 to June 2001.

        Deanne R. Stedem, age 41, has been a director of Crown Media Holdings since March 2003. She has been Assistant General Counsel for Hallmark Cards since 1998. She served as Senior Attorney for Hallmark Cards from 1989 until 1998.

        Mr. David E. Hall and Mr. Donald J. Hall, Jr. are brothers. Mr. Hockaday is Mr. David E. Hall's father-in-law. There are no other family relationships among the executive officers or directors of the Company.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THESE NOMINEES

BOARD INFORMATION

Structure

        Our Board consists of 15 directors, including one vacancy. All of the current members are nominees for re-election. Directors are elected annually. Our Board has an Audit Committee, a Compensation Committee, a Nominating Committee and a Finance Committee. The membership, duties and responsibilities of each of these committees are described below and the reports of the Audit Committee and the Compensation Committee to our stockholders are set forth below.

        Nominations to our Board are governed by our bylaws and the Stockholders Agreement by and among the Company, HEIC, VISN, and Hughes Electronics Corporation ("Hughes") (as transferor of DirecTV Enterprises, Inc.). The Stockholders Agreement provides that the Board will consist of not less than 15 directors, with twelve nominated by HEIC, one nominated by VISN and two independent directors (who may not be officers, employees or directors of any of the parties to the Stockholders Agreement or their affiliates) to be nominated by the Board. In addition, pursuant to a separate stockholders agreement which concerns HEIC and to which the Company is not a party, HEIC granted

Liberty and J.P. Morgan Partners each the right to designate one of our directors as part of HEIC's twelve nominees. The right of any party to nominate a director pursuant to the Stockholders Agreement will terminate on the later of (1) the party owning less than 5% of our common stock then outstanding, or (2) the party ceasing to own at least 75% of the amount of our common stock that the party (or predecessor holder) owned immediately following completion of our initial public offering on May 9, 2000 ("IPO"). See "Certain Relationships and Related Transactions."

Meetings

        In 2003, the Board held a total of five meetings, and took action twice by unanimous written consent. All of our directors attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings held by all committees on which such director served during 2003.

Committees

  Audit Committee

        The Audit Committee held four meetings in 2003. The members of the Audit Committee are Messrs. Mascotte, Chairman, Chavkin and Lund, each of whom are believed by the Board to be independent directors as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards for the Nasdaq National Market ("Nasdaq Listing Standards"). The Board has determined that each of the members of the Audit Committee is financially literate in accordance with the Nasdaq Listing Standards. The Board has also determined that Mr. Mascotte qualifies as an audit committee financial expert, as defined under Securities and Exchange Commission (the "Commission") rules. In 2003, to comply with new requirements applicable to audit committees promulgated under Sarbanes-Oxley Act, the Board has adopted a revised Audit Committee Charter, which is attached to this Proxy Statement as Appendix A. Under the revised Audit Committee Charter, the primary authority and responsibilities of the Audit Committee are to:

  •
  oversee the Company's financial reporting processes;

  •
  provide oversight relating to the Company's internal control over financial reporting and internal audit process and activities;

  •
  review and approve related party transactions;

  •
  prepare the report required by the Commission to be included in the Company's annual proxy statement;

  •
  be directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditors and ensure compliance with independence requirements for auditors;

  •
  pre-approve of all audit and non-audit services; and

  •
  establish and oversee the Company's whistleblower policy regarding submission of reports of questionable accounting practices, internal accounting controls or auditing matters and the investigation, disposition and retention of such reports.

  Compensation Committee

        The Compensation Committee held one meeting and took action twice by unanimous written consent in 2003. The Compensation Committee's functions are to review and approve annual salaries, bonuses, employment contracts, and grants of stock options or other stock-based awards, if any, for all executive officers and key members of our management staff. The Compensation Committee also reviews and approves the terms and conditions of all employee benefit plans or changes to the plans. Additionally, the Compensation Committee reviews and approves director compensation. The members of the Compensation Committee are Messrs. Chavkin, Chairman, Bane, Druten and David E. Hall. None of the members of the Compensation Committee are employees of the Company. See "Compensation Committee Interlocks and Insider Participation" and "Board and Compensation Committee Report on Executive Compensation."

  Nominating Committee

        The Nominating Committee did not meet in 2003. The Nominating Committee does not have a charter. The members of the Nominating Committee are Messrs. Lund, Chairman, Bane, Gardner and Halmi and Mr. Lund is an independent director as defined in Rule 4200(a)(15) of the Nasdaq Listing Standards. The Nominating Committee's functions are to consider candidates to serve as members of the Board of Directors and to nominate qualified persons for election at the annual meeting of stockholders.

        Subject to the Second Amended and Restated Stockholders Agreement, dated August 20, 2001, the Nominating Committee identifies director candidates primarily by considering recommendations made by directors and management. The Nominating Committee may also retain third parties to identify and evaluate director candidates. When evaluating director candidates, the Nominating Committee considers a number of factors, such as the candidate's background, skills, judgment, diversity and experience with companies of comparable business and size. The Nominating Committee also considers the candidate's experience in relation to the experience of other Board members, the candidate's independence or lack of independence, and the candidate's qualifications for committee membership. The Nominating Committee does not assign any particular weight or priority to any of these factors and considers each director candidate in the context of the current needs of the Board as a whole.

        The Nominating Committee will consider nominees recommended by stockholders who follow the procedures set forth in the Company's bylaws. For more information, see "Submission of Stockholder Proposals" below. Director candidates recommended by stockholders are evaluated in the same manner as candidates recommended by a Board member, management or a third party. Therefore, the Board has not deemed it necessary to adopt a policy regarding consideration of candidates recommended by stockholders.

Controlled Company Exemption

        HEIC holds Class A Common Stock and all of the Class B Common Stock, representing approximately 96.1% of the voting power of the Company. Therefore, the Board has determined that the Company is a "controlled company", as that term is defined under Rule 4350(c)(5) of the Nasdaq Listing Standards. Consequently, the Company is exempt from independent director requirements of Rule 4350(c) of the Nasdaq Listing Standards, except for the requirements under subsection (2) thereof pertaining to executive sessions of independent directors, with which the Company has been complying.

Code of Business Conduct and Ethics

        The Company has a Code of Business Conduct and Ethics that reflects long-standing positions of the Company and contains additional provisions. The Code applies to all employees, including executive officers, and to directors. A shareholder can request a free copy of the Code of Business Conduct and Ethics by writing to Director of Reporting and Compliance at 6430 South Fiddlers Green Circle, Suite 225, Greenwood Village, Colorado 80111.

Communicating with the Board of Directors

        Any shareholder who wishes to contact a member of the Board of Directors of Crown Media Holdings may do so by sending an email to "directors@hallmarkchannel.com". Alternatively, a shareholder may contact directors by writing to the following address: Board of Directors, c/o Corporate Secretary, Crown Media Holdings, Inc., 12700 Ventura Boulevard, Studio City, California 91604. Communications received electronically or in writing will be distributed to the Chairman of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, the Corporate Secretary will forward them to the Chairman of the Audit Committee for review.

        As an alternative, any shareholder can contact a member of our Board of Directors through "Crown Media Ethics Compliance Hotline". This hotline is administered by "The Network", a company independent of Crown Media Holdings, and provides a means of anonymously reporting auditing, financial, ethical or other issues which the shareholder may feel need to be brought to the Board's attention. Any reports received through The Network will be distributed to the Company's Audit Committee. The hotline number is 1-800-536-6751.

        While the Company has no policy on directors attending the annual meeting, members of the Board are encouraged to attend the annual meetings of the Company's stockholders. All of the then-serving directors, except two, attended the 2003 Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of March 31, 2004, with respect to beneficial ownership of our Class A Common Stock and Class B Common Stock, by each of the Named Executive Officer (defined below), each director, each holder of more than 5% of either Class A or Class B Common Stock, and all current directors and executive officers as a group.

        Except as indicated in the footnotes to this table, the persons named each have sole voting and investment power over the shares shown as owned by them. The percentage of beneficial ownership is based on 73,863,037 shares of our Class A Common Stock and 30,670,422 shares of our Class B Common Stock outstanding as of March 31, 2004.

Amount and Nature of Beneficial Ownership(1)

	Class A Common Stock	Percent of Class	Class B Common Stock	Percent of Class	% Total Voting Power
Name and Address of Beneficial Owner 5% Stockholders:
Hallmark Entertainment Investments Co.(2)(3) 2501 McGee Street, Kansas City, MO 64108	58,869,669	79.8%	30,670,422	100%	96.1%
Liberty Media Corporation(4)(3) 9197 South Peoria Street, Englewood, CO 80112	58,869,669	79.8%	30,670,422	100%	96.1%
National Interfaith Cable Coalition, Inc.(3)(14) 810 12th Avenue South, Nashville, TN 37203	58,869,669	79.8%	30,670,422	100%	96.1%
J.P. Morgan Partners (BHCA), L.P.(5)(3)(15) 390 Madison Avenue, New York, NY 10017	58,869,669	79.8%	30,670,422	100%	96.1%
Hughes Electronics Corporation(6) 200 North Sepulveda Boulevard, El Segundo, CA 90245	5,360,202	7.3%	—	—	1.4%
Directors and Officers:
Robert A. Halmi, Jr.(7)	30,000	*	—	—	*
David J. Evans	84,700	*	—	—	*
William Abbott	0	*	—	—	*
William J. Aliber	15,600	*	—	—	*
Wilford V. Bane, Jr.(8)	10,995	*	—	—	*
Arnold L. Chavkin(5)(3)	58,869,669	79.8%	30,670,422	100%	96.1%
Robert J. Druten	18,500	*	—	—	*
Paul A. FitzPatrick	0	*	—	—	*
Brian E. Gardner	0
Russel H. Givens, Jr.	1,500	*	—	—	*
David E. Hall	2,500	*	—	—	*
Donald J. Hall, Jr.(9)	58,872,169	79.8%	30,670,422	100%	96.1%
Irvine O. Hockaday, Jr.(10)	38,746	*	—	—	*
Anil Jagtiani	8,000	*	—	—	*
David Kenin(11)	101,500	*	—	—	*
David B. Koff(8)	10,995	*	—	—	*
Peter A. Lund(8)	10,995	*	—	—	*
John P. Mascotte(8)(13)	71,695	*	—	—	*
Chris R. Moseley	0	*	—	—	*
Charles L. Stanford	4,750	*	—	—	*
Deanne R. Stedem	1,000	*	—	—	*
All directors and executive officers as a group (21 persons)(9)(5)(12)	59,286,267	80.3%	30,670,422	100%	96.2%

*
The percentage of shares or voting power beneficially owned does not exceed 1% of the class.

(1)
Pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934, as amended, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship, or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which the person has the right to acquire voting and/or investment power within 60 days. The number of shares shown includes outstanding shares of common stock owned as of March 31, 2004 by the person indicated and shares underlying options owned by such person on March 31, 2004 that were exercisable within 60 days of that date. Percentage of total voting power is based on votes of outstanding shares.

(2)
Based on a Schedule 13D/A filed on December 29, 2003 jointly by Hallmark Cards, HEIC and Hallmark Entertainment Holdings, who as of that date shared voting and dispositive power with respect to 30,670,422 shares of Class B Common Stock, which are convertible at the option of the holder into an equivalent number of shares of Class A Common Stock, and 58,869,669 shares of Class A Common Stock. Does not include, under the column headed "Class A Common Stock," the number of shares of Class A Common Stock that HEIC would hold if it converted all of its shares of Class B Common Stock into shares of Class A Common Stock, which, if so converted, together with its shares of Class A Common Stock would equal 86% of the total outstanding Class A Common Stock. HEIC is a majority owned subsidiary of Hallmark Entertainment Holdings and Hallmark Entertainment Holdings is a wholly-owned subsidiary of Hallmark Cards.

(3)
On March 11, 2003, Hallmark Entertainment Holdings, Liberty and J.P. Morgan Partners contributed 100% of their Company shares in return for HEIC shares representing the following percentage interest in HEIC: Hallmark Entertainment Holdings, 83.4%; Liberty, 11.2%; and J.P. Morgan Partners, 4.6%. In addition, VISN contributed 10% of its Company shares in return for HEIC shares representing an .8% interest in HEIC. Each of the HEIC stockholders entered into the stockholders agreement concerning HEIC and Crown shares. As a result, each of the above parties may be deemed to beneficially own Company shares held by HEIC described in note (2) above. The total number of shares shown as beneficially owned by HEIC includes 5,712,025 shares of Class A Common Stock beneficially owned by VISN and 10,995 shares beneficially owned by JP Morgan Partners outside of HEIC because the parties to the HEIC stockholders agreement may be deemed to be acting as a group. Beneficial ownership of these 5,723,020 shares of Class A Common Stock has been disclaimed by the other HEIC stockholders. Each of Hallmark Entertainment Holdings, Liberty and J.P. Morgan Partners has the right to nominate directors to the HEIC Board; and VISN is entitled to designate a non-voting observer to HEIC's Board. In addition, Liberty and JP Morgan Partners each have the right to nominate directors to the Crown Media Holdings' Board. Under the HEIC stockholders agreement, Hallmark Entertainment Holdings directs the voting of Crown Media Holdings shares owned by HEIC. Pursuant to the HEIC stockholders agreement, HEIC may not sell, pledge, distribute or transfer its Crown Media Holdings common stock without the consent of Liberty and J.P. Morgan Partners, except for mergers and other combinations approved in accordance with the Crown Media Holdings stockholders agreement. This requirement terminates on the later of such date as each party (1) ceases to own beneficially at least 2.5% of the outstanding HEIC common stock and (2) ceases to own beneficially 75% of the HEIC stock owned by the party at March 11, 2003.

(4)
Based on a Schedule 13D/A filed on March 12, 2003 by Liberty.

(5)
Based on a Schedule 13G/A filed on February 17, 2004 by JP Morgan Partners. Includes 10,995 shares of Class A Common Stock underlying options that are held by J.P. Morgan Partners, and which are vested or will vest within 60 days. Mr. Chavkin is the Chief Investment Officer of J.P. Morgan Partners, one of the limited partners of JPMP Master Fund Manager, L.P., the general partner of J.P. Morgan Partners, and an Executive Vice President of JPMP Capital Corp., which is the sole general partner of JPMP Master Fund Manager, L.P. Mr. Chavkin disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein.

(6)
Based on a Schedule 13G/A filed on February 13, 2004 by General Motors.

(7)
Consists of 30,000 shares of Class A Common Stock held in various family member trusts for which Mr. Halmi serves as trustee. Mr. Halmi disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein.

(8)
Consists of 10,995 shares of Class A Common Stock underlying options that are vested or will vest within 60 days.

(9)
Donald J. Hall, Jr., may also be deemed to be a beneficial owner of the shares beneficially owned by HEIC because Mr. Hall is a co-trustee of a voting trust which controls all of the voting securities of Hallmark Cards and he is Vice Chairman of the board of directors, Chief Executive Officer and President of Hallmark Cards. See note (2). Mr. Hall disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(10)
Includes 2,049 shares of Class A Common Stock underlying options that are vested or will vest within 60 days.

(11)
Includes 100,000 shares of Class A Common Stock underlying options that are vested or will vest within 60 days.

(12)
Includes 157,024 shares of Class A Common Stock underlying options that are vested or will vest within 60 days.

(13)
In addition, John P. Mascotte, may be deemed to be a beneficial owner of the shares beneficially owned by HEIC because Mr. Mascotte is a co-trustee of a voting trust which controls all of the voting securities of Hallmark Cards and a director of Hallmark Cards. See note (2). Mr. Mascotte disclaims beneficial ownership of such shares.

(14)
The National Interfaith Cable Coalition, Inc. is a not-for-profit coalition of faith groups. NICC is governed by a board of sixteen trustees appointed by the major faith groups who are members of NICC.

(15)
J.P. Morgan Partners (BHCA), L.P. is engaged in the venture capital and leveraged buyout business. The general partner of J.P. Morgan Partners (BHCA), L.P. is JPMP Master Fund Manager, L.P., and the general partner of JPMP Master Fund is JPMP Capital Corp. JPMP Capital Corp. is a wholly-owned subsidiary of J.P. Morgan Chase & Co. which is a publicly-held company engaged in the commercial banking business.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

        The following table summarizes the compensation paid by us, and any of our subsidiaries, for services performed for us, to our Chief Executive Officer and our four other most highly compensated executive officers serving at the end of 2003 (each, a "Named Executive Officer, collectively, the "Named Executive Officers").

					Long-Term Compensation Awards
			Annual Compensation
							Securities Underlying Options/SARs (#)(3)
Name and Principal Position	Year		Salary ($)	Bonus ($)(1)	Restricted Stock Awards($)(2)			All Other Compensation
David J. Evans President and Chief Executive Officer	2003 2002 2001		$1,117,500 1,028,076 758,424	$952,625 900,000 432,201	$4,506,833 0 0	(4)	0 155,000 845,000	$31,283 48,588 109,077	(5)
Paul A. FitzPatrick Executive Vice President and Chief Operating Officer	2003 2002 2001	(6)	549,116 513,076 475,000	165,000 165,000 142,500	508,540 0 0	(7)	0 45,000 90,000	774 774 59,574	(8)
Russel H. Givens, Jr. President and Chief Executive Officer, Crown Media International, LLC	2003 2002 2001		535,206 509,800 422,532	140,000 136,425 127,500	927,317 0 0	(9)	0 100,000 100,000	16,331 19,479 18,675
David Kenin(10) Executive Vice President—Programming, Crown Media United States, LLC	2003 2002 2001		437,517 364,903 N/A	200,000 148,750 N/A	0 0 N/A		0 200,000 N/A	17,645 18,087 N/A
Chris R. Moseley Executive Vice President—Worldwide Marketing	2003 2002 2001		614,539 572,885 522,663	180,000 210,000 200,000	465,260 0 0	(11)	0 45,000 70,000	16,141 16,650 11,814

(1)
Represents performance bonus under the terms of employment agreements with the Company. See "Executive Employment Arrangements".

(2)
On April 30, 2003, the Company filed with the Commission a Tender Offer Statement on Schedule TO, which was amended, and made an offer to its eligible employees, including the Named Executive Officers, to exchange all eligible options granted under the Amended and Restated Crown Media Holdings 2000 Long Term Incentive Plan (the "Plan") for restricted stock units ("RSUs") to be granted by the Company under the Plan. On May 29, 2003, the Company accepted for exchange stock options to purchase 5,126,732 shares of our Class A Common Stock, representing 94.8% of the options that were eligible to be tendered in the offer, and, in exchange, granted RSUs representing an aggregate of 2,050,693 shares of its Class A Common Stock. The RSUs will vest in equal one-third installments on each of the first, second and third anniversaries of the date of grant and are subject to forfeiture until certain restrictions, including continued employment, have lapsed. Each RSU represents the right to receive one share of the Company's Class A Common Stock or, in the Company's discretion, the cash equivalent to the value of one share of the Company's Class A Common Stock on the vesting date, if certain conditions are met. If any dividend is paid with respect to a share of Class A Common Stock while the RSUs are held, the Company shall pay to each holder at its discretion an amount in cash, Class A Common

  Stock or other property, in each case having a value equal to the dividend. Such amounts shall vest and be paid at the same time as the underlying RSUs are settled.

  As of January 1, 2004, the number and value (based on the closing market price of the Company's Class A Common Stock on December 31, 2003 (i.e., $8.27)) of the aggregated RSUs of each of the Named Executive Officers are as follows: 833,056 RSUs ($6,889,373) held by Mr. Evans; 94,000 RSUs ($777,380) held by Mr. FitzPatrick; 171,408 RSUs ($1,417,544) held by Mr. Givens; and 86,000 RSUs ($711,220) held by Ms. Moseley.

(3)
On May 29, 2003, each Named Executive Officer, except for Mr. Kenin, exchanged stock options granted in 2001 and 2002 and in any prior years for RSUs. Consequently, none of the Named Executive Officers, except for Mr. Kenin, hold any stock options. See note (2).

(4)
Mr. Evans was issued 833,056 RSUs. The value of RSUs was determined by multiplying the closing market price of Crown Media Holdings' Class A Common Stock on the date of grant (i.e., $5.41) by the number of RSUs issued.

(5)
Represents a signing bonus of $100,000, payment of 401(k) matching contributions of $1,600 and life insurance premium payments of $7,478 with respect to term life insurance for the benefit of Mr. Evans.

(6)
Mr. FitzPatrick commenced his employment with us on October 8, 2001, but was employed by our subsidiary, Crown Media United States, LLC, since September 25, 2000; therefore, the amounts disclosed include payments made to Mr. FitzPatrick by both Crown Media Holdings and Crown Media United States during the fiscal year 2001.

(7)
Mr. FitzPatrick was issued 94,000 RSUs. The value of RSUs was determined by multiplying the closing market price of Crown Media Holdings' Class A Common Stock on the date of grant (i.e., $5.41) by the number of RSUs issued.

(8)
Represents a moving allowance of $52,651 and payment of 401(k) matching contributions of $6,923.

(9)
Mr. Givens was issued 171,408 RSUs. The value of RSUs was determined by multiplying the closing market price of Crown Media Holdings' Class A Common Stock on the date of grant (i.e., $5.41) by the number of RSUs issued.

(10)
Mr. Kenin commenced his employment with our subsidiary, Crown Media United States, LLC, on January 2, 2002.

(11)
Ms. Moseley was issued 86,000 RSUs. The value of RSUs was determined by multiplying the closing market price of Crown Media Holdings' Class A Common Stock on the date of grant (i.e., $5.41) by the number of RSUs issued.

Stock Options Awarded By Crown Media Holdings During 2003

        The Company did not award any stock options to the Named Executive Officers in 2003.

Option Exercises and Option Values in 2003

        Mr. Kenin is the only Named Executive Officer who owns any stock options. Mr. Kenin did not exercise his stock options in 2003. The table below shows the number and value of his exercisable and unexercisable options as of December 31, 2003.

Fiscal Year-End Option Values

Name	Number of Securities Underlying Unexercised Options At Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-The Money Options At Fiscal Year-End ($) Exercisable/Unexercisable
David J. Evans	N/A	N/A
Paul A. FitzPatricks	N/A	N/A
Russel H. Givens, Jr.	N/A	N/A
David Kenin	100,000/100,000	$0/$0
Chris R. Moseley	N/A	N/A

        The in-the-money value of unexercised options, if any, is equal to the excess of the closing price per share of our Class A Common Stock on the Nasdaq National Market on December 31, 2003 (i.e., $8.27), the last trading day in fiscal year 2003, over the per share exercise price, multiplied by the number of unexercised options.

Director Compensation

        We do not compensate directors who are employees of Hallmark Cards or its subsidiaries, or Mr. Evans who is an employee of the Company, for services as members of our Board or any of its committees. For all directors who are not employees of Hallmark Cards or its subsidiaries, we provided in 2003 a $28,000 annual retainer and an additional $1,000 per meeting fee for each extraordinary meeting or meeting in excess of the number of regularly scheduled meetings. All directors receive reimbursement of expenses incurred in connection with participation in Board meetings.

        On February 6, 2004, the Compensation Committee approved an increase in director compensation for non-employee directors. Effective fiscal year 2004, non-employee directors will be compensated as follows: (i) an annual retainer of $28,000 and $1,000 per extraordinary meeting will continue to be paid as described above; (ii) restricted stock units valued at $40,000 will be granted annually; (iii) the chairman of the Audit Committee will be paid $5,000 annually; and (iv) chairmen of each other committee will be paid $3,000 annually.

Executive Employment Arrangements

  Employment Agreement with David J. Evans

        On September 18, 2001, the Company entered into an employment agreement with Mr. Evans that provides for his employment as its President and Chief Executive Officer. The term of this agreement is three years, but it may be extended by mutual consent. The agreement provides for an annual base salary of $1,000,000, $1,100,000 and $1,250,000, respectively, during each twelve-month period of the term of the agreement, commencing September 18, 2001. We will review in good faith Mr. Evans' salary annually for a possible increase based on performance and salary levels for comparable positions in comparable companies. Additionally, Mr. Evans is entitled to receive a performance bonus based on the level at which the Company achieves its revenue and EBITDA plan as adopted by the Board. If the Company achieves less than 70% of plan revenue and EBITDA, Mr. Evans is not entitled to any performance bonus. If the Company achieves certain specified levels of revenue and EBITDA above the 70% threshold, Mr. Evans is entitled to a bonus of up to 100% of his then salary rate. Under the agreement, we may also pay Mr. Evans an additional bonus if we determine it is appropriate. The agreement also provides that the Company grant to Mr. Evans options to purchase 1,000,000 shares of Class A Common Stock of the Company.

        The employment agreement provides that if Mr. Evans' employment is terminated other than for cause or disability, or if Mr. Evans resigns for good reason, then he will be entitled to the amount of the base salary due through the end of the term of the agreement as if there had been no termination, all options granted under the agreement shall immediately vest and, except for any annual bonus that is due to Mr. Evans under the agreement, we will have no further obligations under the agreement. The term "good reason" includes, among other things, the employee's ceasing to be employed for any reason other than death or disability after a change of control of the Company.

        Under the employment agreement, Mr. Evans cannot compete with the Company during the term of his employment. Additionally, for the one-year period following his termination of employment for any reason, Mr. Evans may not employ any person who is working for the Company as an officer, policymaker or in a high-level creative, development or distribution position at the date of termination of Mr. Evan's employment.

  Employment Agreement with Paul A. FitzPatrick

        On September 15, 2003, Crown Media Holdings entered into an employment agreement with Paul A. FitzPatrick that provides for his employment as Executive Vice President and Chief Operating Officer. This agreement replaced the employment agreement dated September 19, 2000 between Mr. FitzPatrick and Crown Media United States, LLC, a wholly-owned subsidiary of Crown Media Holdings. The term of his employment agreement is three years, commencing on September 25, 2003, but may be extended by mutual consent. The agreement provides for an annual base salary of $590,000 for the first year of the term, increasing by 5% or the Consumer Price Index, whichever is greater, during each subsequent year of the term of the agreement. Mr. FitzPatrick is also entitled to receive a bonus at the end of each calendar year of the term of the agreement of up to 20% of his then salary rate, 30% of which bonus is discretionary and 70% of which is subject to Crown Media Holdings reaching certain levels of revenue and EBITDA. Additional bonus amounts may awarded in the discretion of the Company.

        The employment agreement provides that if Mr. FitzPatrick's employment is terminated other than for cause, death or disability, then he will be entitled to the remaining amounts payable under the agreement for the balance of the term of the agreement.

        Mr. FitzPatrick's employment agreement contains identical non-compete and non-solicitation provisions to those contained in Mr. Evans' employment agreement and which are described above.

  Employment Agreement with Russel H. Givens, Jr.

        On December 20, 2001, Crown Media International entered into an employment agreement with Russel H. Givens, Jr. that provides for his employment as President and Chief Executive Officer of that company. The term is for three years commencing on January 1, 2002, but may be extended by mutual consent. The agreement provides for an annual base salary of $510,000 during the first year of the term, increasing by 7% or the Consumer Price Index, whichever is greater, during each subsequent year of the term of the agreement. Mr. Givens is also entitled to receive a bonus at the end of each calendar year of the term of the agreement of up to 20% of his then salary rate, 30% of which bonus is discretionary and 70% of which is subject to Crown Media International reaching certain levels of revenue and EBITDA. Additional bonus amounts may awarded in the discretion of the Company. This employment agreement was amended on April 2, 2004. The amendment extends the term of the agreement for an additional two years and provides for an annual base salary of $613,094 for the fourth year of the term and $643,749 for the fifth year of the term. Additionally, the amendment provides that, if in any of 2004, 2005 or 2006 all or substantially all assets of Crown Media International, LLC are acquired by a third party or Crown Media International, LLC is no longer operated in its current form, which makes Mr. Givens' performance benchmarks in the employment agreement undeterminable, the bonus payable to Mr. Givens under the agreement will be no less than 20% of his then current salary.

        The employment agreement provides that if Mr. Givens' employment is terminated other than for cause, death or disability, then he will be entitled to the remaining base salary amounts payable under the agreement for the balance of the term of the agreement.

        Mr. Givens' employment agreement contains identical non-compete and non-solicitation provisions to those contained in Mr. Evans' employment agreement and which are described above.

  Employment Agreement with David Kenin

        On December 20, 2001, Crown Media United States, LLC, a wholly-owned subsidiary of Crown Media Holdings, entered into an employment agreement with David Kenin that provides for his employment as Executive Vice President—Programming. The term of this agreement is three years, commencing on January 2, 2002, but may be extended by mutual consent. This agreement was amended on October 10, 2003. The agreement, as amended, provides for an annual base salary of $375,000 for the first year of the term, $425,000 for the period from January 2, 2003 through October 11, 2003, $475,000 for the period from October 12, 2003 through January 2, 2004, and $525,000 for the third year of the term. Following the end of each calendar year during the term, Mr. Kenin may be paid a bonus based on his performance in the discretion of Crown Media United States. Under the agreement, Mr. Kenin was granted an option to purchase 200,000 shares of Class A Common Stock of Crown Media Holdings under our stock plan.

        The employment agreement provides that if Mr. Kenin's employment is terminated other than for cause, death or disability, then he will be entitled to the remaining base salary amounts payable under the agreement for the balance of the term of the agreement.

        Mr. Kenin's employment agreement contains identical non-compete and non-solicitation provisions to those contained in Mr. Evans' employment agreement and which are described above.

  Employment Agreement with Chris R. Moseley

        On June 20, 2003, Crown Media Holdings entered into an employment agreement with Chris R. Moseley that provides for her employment as Executive Vice President—Worldwide Marketing. This agreement replaced the employment agreement dated July 5, 2000 between Ms. Moseley and Crown Media Holdings. The term of this agreement is three years, commencing on July 16, 2003, but may be extended by mutual consent. The agreement provides for an annual base salary of $660,000, $693,000 and $727,650, respectively, during each successive year during the term of the agreement. Ms. Moseley is entitled to receive at the end of each calendar year during the agreement a performance bonus of no less than 15% and no more than 50% of her then annual salary.

        The employment agreement provides that if Ms. Moseley's employment is terminated other than for cause, death or disability, then she will be entitled, in a lump sum, to the remaining salary payable for the balance of the term of the agreement, discounted at prime rates to present value at the time of payment. In addition, Ms. Moseley is under no obligation to mitigate against any such amounts paid.

        Ms. Moseley's employment agreement contains identical non-compete and non-solicitation provisions to those contained in Mr. Evans' employment agreement and which are described above.

Compensation Committee Interlocks And Insider Participation

        During 2003, none of our executive officers served on the board or compensation committee of another company which had one of its executive officers serve as one of our directors or a member of our Compensation Committee. Of our executive officers, only Mr. Evans and Mr. Kenin serve as members of a compensation committee or other board committee performing similar functions of any other entity. Mr. Evans serves on the compensation committee of British Sky Broadcasting PLC and Mr. Kenin serves on the compensation committee of World Wrestling Entertainment. Mr. Chavkin, a member of our Compensation Committee, is the Chief Investment Officer of J.P. Morgan Partners, LLC which is a 100% owned subsidiary of JP Morgan Chase & Co. JP Morgan Chase Bank, another wholly-owned subsidiary of JP Morgan Chase & Co., is a lead bank for the bank credit facility of Crown Media Holdings and serves in certain other roles as described in "Certain Relationships and Related Transactions" below.

Board and Compensation Committee Report on Executive Compensation

  Generally

        The Board established the Compensation Committee on June 8, 2000, following our IPO. Prior to that date, the entire Board carried out the functions later assumed by the Compensation Committee and, consequently, made substantially all of the decisions in relation to the compensation to be paid under certain employment agreements entered into prior to 2001.

        The Company's compensation packages are designed to enable it to recruit, retain and motivate a talented and diverse group of executives. These compensation packages are comprised of base salary, annual cash bonus awards and awards granted under our Amended and Restated 2000 Long Term Incentive Plan.

  Executive Compensation Philosophy

        The Company's executive compensation programs are designed to provide executives with strong performance incentives. Key elements of the incentive compensation programs are the annual individual performance-based incentive bonus, which is awarded in recognition of individual and Company performance each year, and awards granted under our Amended and Restated 2000 Long Term Incentive Plan.

        Salary Determinations.    Salary ranges for the Chief Executive Officer and other executives are based on an individual's experience and prior performance, as well as the Company's operating performance and the attainment of planned financial and strategic initiatives. In addition, the Committee reviews compensation levels of similarly situated executives at comparable public companies when determining the target range of salary payable to certain executive officers. Annual salaries for Mr. Evans, Mr. FitzPatrick, Mr. Givens, Mr. Kenin and Ms. Moseley are subject to the provisions of their respective employment agreements described under the heading "—Executive Employment Arrangements." In determining their salaries, and salaries for other executive officers and senior management, the Compensation Committee, or the Board for compensation decisions made prior to 2001 and for the compensation decisions made with respect to our Chief Executive Officer for his employment agreement during 2001, subjectively evaluated the experience, performance and attainment of initiatives, and no particular weight was given to any particular factor.

        Bonus Determinations.    The Company pays annual incentive bonuses in February of the year following the performance year. In addition, the Compensation Committee may, in its sole discretion, approve signing bonuses for executive officers. Each of our executive officers is entitled to a bonus equal to a certain percentage of salary based upon, generally, the attainment of the Company, or its subsidiaries if relevant, of certain pre-determined revenue and EBITDA targets. Annual bonus payments for Mr. Evans, Mr. Fitzpatrick, Mr. Givens, Mr. Kenin and Ms. Moseley are subject to the provisions of their respective employment agreements. Our Chief Financial Officer reviewed with the Compensation Committee the year 2003 performance of the Company, Crown Media United States and Crown Media International, and advised the appropriate contractual level of each executive officer's annual bonus. The Compensation Committee reviewed the relevant contractual provisions, the net revenue and pro-forma EBITDA calculations and approved the annual bonus payments to the executive officers as recommended.

        Awards Granted Under Long Term Incentive Plan.    Under our Amended and Restated 2000 Long Term Incentive Plan, the Board and the Compensation Committee have the discretion to award our Chief Executive Officer, other executives, senior management and our employees stock options or other incentive awards. These awards, which are intended as incentives for future performance, combine with the executive's salary and performance bonus to form a total compensation package. In determining the awards to executives, the Compensation Committee analyzes awards made to similarly situated executives at comparable public companies and subjectively assesses each executive's performance during the year.

        Other Benefits.    All Company executives are also entitled, subject to meeting certain eligibility requirements, to participate in the Company's benefit programs, including the Company's 401(k) plan and its medical, dental and other benefits plans.

Chief Executive Officer Compensation

        The provisions of our Chief Executive Officer's employment agreement determined the salary payable to him during fiscal year 2003. The Board reviewed and approved a new employment agreement for Mr. Evans during 2001, which commenced in September 2001. In approving the compensation levels contained in Mr. Evan's employment, the Board reviewed the Company's achievements prior to that date under the leadership of Mr. Evans and the expected value to the Company that his continued leadership would bring. The Board then set his base salary for each 12 months during the term of his employment agreement in amounts that reflected the achievements and quality of the Company under his leadership.

        The Compensation Committee reviewed and approved the bonus payable to Mr. Evans for the 2003 fiscal year. In determining Mr. Evans' year 2003 annual performance bonus, the Compensation Committee reviewed the Company's financial achievements during 2003 and, based on the provisions of his employment agreement, paid a bonus to Mr. Evans of $952,625.

Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation paid to an individual to $1 million, subject to an exception for qualified "performance-based" compensation. The Company expects that the compensation paid to executive officers in the form of annual bonuses will qualify for income tax deductibility under Section 162(m) of the Internal Revenue Code. In 2003, the only executive officer to exceed the Section 162(m) deductibility limit was Mr. Evans. Mr. Evans' compensation is deductible (including the bonus which was approved by our stockholders at the 2002 annual meeting), except that $102,972 of his salary and $25,283 of his other compensation are not deductible because of Section 162(m) mentioned above.

        This report is submitted by the members of the Compensation Committee and the members of the Board during the fiscal year 2003.

The Compensation Committee: Arnold L. Chavkin, Chairman Wilford V. Bane, Jr. Robert J. Druten David E. Hall

Performance Graph

        The following graph compares total stockholder return on our Class A Common Stock since May 9, 2000, the date of our IPO, through December 31, 2003, to the Nasdaq Composite Index and a Peer Group Index consisting of USA Networks, Inc., Paxson Communications Corporation and Viacom Inc. The graph assumes that $100 was invested in our stock at the initial offering price of $14 and that the same amount was invested in the Nasdaq Composite Index and the Peer Group Index. Historical results are not necessarily indicative of future performance.

        The closing sale price for our stock on May 9, 2000 was $14.00. Our closing stock price on December 31, 2003, the last trading day of our 2003 fiscal year, was $8.27.

Date	Crown	Nasdaq	Peer Group
4-May-00	100.00	100.00	100.00
30-Jun-00	109.38	106.61	106.60
29-Sep-00	101.34	98.73	116.04
29-Dec-00	145.09	66.41	107.36
30-Mar-01	135.71	49.47	103.34
29-Jun-01	132.50	58.08	129.91
28-Sep-01	73.21	40.29	78.00
31-Dec-01	80.64	52.43	111.20
28-Mar-02	88.57	49.60	122.59
28-Jun-02	56.36	39.33	84.60
30-Sep-02	25.00	31.50	62.24
31-Dec-02	16.14	35.90	67.09
31-Mar-03	19.64	36.05	70.83
30-Jun-03	29.00	43.62	109.95
30-Sep-03	58.43	48.03	93.27
31-Dec-03	59.07	53.85	93.16

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of our shares, and upon representations from those persons, all Securities and Exchange Commission stock ownership reports required to be filed by those reporting persons during 2003 were made timely, except Mr. Gardner's Form 3 and Mr. Halmi's Form 4, reporting four transactions, were filed late.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The following summary descriptions of agreements to which we are a party are qualified in their entirety by reference to the agreement to which each summary description relates, each of which we have filed with the Securities and Exchange Commission.

Agreements Concerning the Film Assets

        In connection with the acquisition of the film assets in 2001, we entered into the following agreements:

  Services Agreement with Hallmark Entertainment

  •
  Hallmark Entertainment will provide services related to the administration, distribution and other exploitation of the film assets, and we will pay Hallmark Entertainment approximately $1.5 million per year for the three-year term of the agreement. Either party may terminate the agreement after the first year upon 60 days written notice.

  •
  Hallmark Entertainment will use commercially reasonable efforts to maximize the licensing revenue from the film assets consistent with its past efforts for comparable products among the film library assets.

  •
  We have sole discretion to determine which of the purchased films will be licensed by Hallmark Entertainment to third parties, as well as the distribution territories, time periods and other licensing terms.

        This services agreement expired on December 31, 2003 and the parties renewed this agreement. The new services agreement contains the same terms and conditions as the previous agreement and will expire on December 31, 2006.

  Registration Rights Agreement

  •
  We agreed to grant Hallmark Entertainment Distribution four demand registration rights and unlimited piggyback registration rights with respect to the shares of Class A common stock that were issued in the transaction.

Hallmark Program Agreements

        Crown Media International.    Crown Media International licenses programming from Hallmark Entertainment Distribution for distribution on a country-by-country basis outside the United States and Canada, under an Amended and Restated Program License Agreement, dated as of January 1, 2001, between Crown Media International and Hallmark Entertainment Distribution. Under this program agreement, Crown Media International is required to license from Hallmark Entertainment Distribution, and Hallmark Entertainment Distribution is required to license to us, for the term of the agreement, ending on December 31, 2005, substantially all of the television motion pictures and miniseries Hallmark Entertainment Distribution owns or produces. Crown Media International is not required to license more than 50 new pictures or miniseries per year and is not required to license any picture or miniseries if not produced, co-produced or financed by Hallmark Entertainment Distribution, unless Hallmark Entertainment Distribution acquired rights to the picture or miniseries prior to January 1, 2001. The program agreement is renewable at the option of Crown Media International for an additional five-year period, provided that it is not in default under the program agreement or any other agreement it has with Hallmark Entertainment Distribution.

        Hallmark Entertainment Distribution has existing contractual relationships with distributors that preclude Crown Media International from obtaining programming under the program agreement in several territories in which it does not currently operate, the most significant of which is Germany. Hallmark Entertainment Distribution is expressly permitted to renew indefinitely its contracts with distributors in Germany, Italy and Spain and may renew contracts with other distributors to the extent the existing contracts afford the distributor renewal rights.

        Crown Media International has the right to distribute the programming it licenses under the program agreement through cable and satellite broadcast systems. However, it does not license programming for distribution on a pay-per-view basis. In addition, Crown Media International and Hallmark Entertainment Distribution have agreed to negotiate in good faith on a product-by-product basis for pay television license rights to programming not covered under the program agreement, including documentaries, series and specials.

        Under the program agreement Crown Media International generally licenses each movie or miniseries for a minimum of three time periods each of 18 months or 12 months duration, with each 18- or 12-month period separated by a period of one to three years depending on whether Hallmark Entertainment Distribution licenses the programming to a third party during the interim periods. The first 18- or 12-month time period begins on the later of the date specified in the program agreement or the date Crown Media International launches in a country. The number of times we can telecast a movie or miniseries is determined by viewer preferences and industry practices on a country-by-country basis.

        Crown Media International pays license fees to Hallmark Entertainment Distribution on a country-by-country, program-by-program basis for each of the three time periods for which it licenses programming. The fees generally increase 5% per year and are payable in four equal installments for the first time period and six equal installments for subsequent time periods. During the years ended December 31, 2002 and 2003, Crown Media International paid $5.3 million and $15.0 million in fees, respectively, under its original program agreement with Hallmark Entertainment Distribution, dated as of July 1, 1999. As of December 31, 2002 and 2003, there were $11.9 million and $11.7 million in accrued and unpaid fees, respectively.

        Crown Media United States.    Crown Media United States licenses programming from Hallmark Entertainment Distribution under an Amended and Restated Program License Agreement dated as of January 1, 2001, for distribution within the United States. Other than as set forth below, the terms of the amended and restated program agreement are substantially the same as those described above in relation to the agreement between Hallmark Entertainment Distribution and Crown Media International.

        Crown Media United States has the right to telecast the programming it licenses under the program agreement through all forms of television, except on a pay-per-view basis. Under the program agreement, Crown Media United States generally licenses each movie or miniseries for a period of five years and has the right to telecast the movie or miniseries 30 times during that period. In addition, under the program agreement, Crown Media United States has the right to order, and Hallmark Entertainment Distribution is required to produce, four two-hour movies and one series during the term of the program agreement.

        Crown Media United States pays license fees to Hallmark Entertainment Distribution in equal annual installments over the five-year period that it telecasts the movie or miniseries. The fees generally increase 5% per year. During the years ended December 31, 2002 and 2003, Crown Media United States paid Hallmark Entertainment Distribution $19.7 million and $15.0 million in fees, respectively, under the original program agreement dated as of November 13, 1998. As of December 31, 2002 and 2003, Crown Media United States had $56.3 million and $78.9 million in accrued and unpaid program license fees under the program agreement, respectively. We anticipate that the fees payable to Hallmark Entertainment Distribution under the amended and restated program agreement will be lower as a result of our purchase of the film assets we previously licensed from Hallmark Entertainment Distribution.

        Our officers and representatives of Hallmark Entertainment Distribution negotiated the terms of these programming agreements. The agreements were approved by our Board of Directors. Changes from previously existing programming agreements were reviewed by the independent committee of the Board of Directors that considered the purchase of the Crown Film Library in 2001.

Crown Media United States Amended and Restated Company Agreement

        In connection with an investment by Crown Media International in Crown Media United States on November 13, 1998, HEN Domestic Holdings, Inc., a wholly owned subsidiary of Crown Media International, and Vision Group, VISN Management Corporation ("VISN") and Henson Cable Networks, Inc. signed an amended and restated company agreement governing the operation of Crown Media United States. As of February 22, 2001, the parties agreed to certain amendments to the amended and restated company agreement, as more fully described below. The company agreement was negotiated at arm's length with the other party or parties to the agreement.

        VISN, a subsidiary of NICC, owns a $25.0 million preferred interest in Crown Media United States. Under the amended and restated company agreement, the members agreed that if during any year ending after January 1, 2005 and prior to December 31, 2009, Crown Media United States has net profits in excess of $10.0 million, and the preferred interest has not been redeemed, Crown Media United States will redeem the preferred interest in an amount equal to the lesser of:

  •
  such excess;

  •
  $5.0 million; or

  •
  the amount equal to the preferred liquidation preference on the date of redemption.

        The members also agreed that Crown Media United States will redeem the preferred interest at the preferred interest liquidation preference on the date of redemption of December 31, 2010.

        Under the amended and restated company agreement, Crown Media United States is required to make certain payments to NICC in relation to the provision of programming by NICC. Pursuant to the amendment adopted in 2001, Crown Media United States may be required to pay to NICC a total license fee comprised of:

  •
  $5.3 million per year, with CPI escalations, for two recurring programming blocks;

  •
  up to $10 million per year for production costs of an additional recurring "signature" series program block;

  •
  up to $600,000 per "non-dramatic" holiday special produced by NICC; and

  •
  $1 million per "dramatic" holiday special co-produced by NICC and Hallmark Entertainment.

        Pursuant to the February 2001 amendment, Crown Media United States may be required to broadcast up to 15 1/2 hours per week of "faith and values" programming and an additional 6 dramatic and non-dramatic holiday specials per year. Crown Media United States funds a portion of the production costs of this new programming as described above.

        The term of most of the obligations contained in the February 2001 amendment expire on March 26, 2006, but may be terminated earlier if NICC sells more than 50% of the Crown Media Holdings shares it owned on February 22, 2001. In addition, six months prior to the expiration of the agreement, Crown Media United States must negotiate in good faith with NICC regarding a continuation of the programming and funding commitment to NICC. If agreement is not reached and Crown Media United States does not continue the NICC programming and funding commitments at the same levels, NICC is entitled to compel Crown Media Holdings to buy all of NICC's Crown Media Holdings shares at their then-current market value no later than 60 days following the expiration of the amendment. Crown Media United States, however, can nullify this put by electing to continue the NICC programming and funding commitments at the same levels. During the years ended December 31, 2002 and 2003, Crown Media United States paid the National Interfaith Cable Coalition $9.3 million and $10.2 million, respectively, related to this agreement.

        Under the amended and restated company agreement, Crown Media International may not transfer its interests in Crown Media United States until the fifth anniversary of the agreement, except to one of our affiliates or to another member of Crown Media United States or one of its affiliates. In addition, any transaction between us or any of our affiliates and Crown Media United States must be approved by the Crown Media United States governance committee.

DIRECTV Affiliation Agreement

        On August 20, 2001, Crown Media United States entered into an Affiliation Agreement with DIRECTV, Inc., a wholly owned subsidiary of DIRECTV Enterprises, Inc. Pursuant to the Affiliation Agreement, DirecTV distributes the Hallmark Channel on the TOTAL CHOICE® tier of its DBS distribution system in the United States and pays us license fees for such distribution. At the same time we entered into a Stock Purchase Agreement with DIRECTV Enterprises whereby we issued 5,360,202 shares of our Class A common stock, which shares were subsequently transferred to its parent company, Hughes. Mr. Lund is a director of Hughes. As of December 31, 2003, DIRECTV accounted for 10.8 million of our subscribers.

Hallmark Advertising

        Hallmark Cards made a $1.4 million advertising commitment to Crown Media United States covering a one-year period from the fourth quarter of 2003 through the third quarter of 2004. Hallmark Cards purchased $5.0 million of advertising commitment on the Hallmark Channel in the U.S. for the 2001/2002 broadcast years. During each of the years ended December 31, 2002 and 2003, Hallmark Cards purchased $5.0 million and $1.4 million of advertising on the Hallmark Channel in the United States at negotiated market rates, respectively.

Senior Unsecured Note to HC Crown

        On August 5, 2003, Crown Media Holdings repurchased all of the trust preferred securities of Crown Media Trust and related contingent appreciation certificates issued by the Company. Funds for this repurchase were obtained from the proceeds of a $400.0 million 10.25% senior unsecured note issued to HC Crown. After the payment of certain expenses for the issuance including a fee of $3.0 million to HC Crown, the Company used the balance of the proceeds of the senior unsecured note, amounting to approximately $67.3 million, to pay principal, interest, and prepayment penalties on its bank revolving credit loans. Since interest is not payable in cash on the HC Crown senior unsecured note until August 5, 2007, the Company will avoid approximately $72.0 million in cash interest payments that would have been due under the trust preferred securities over the next 4 years.

Hallmark Demand Notes and Line of Credit

        On December 14, 2001, the Company executed a promissory note, in the amount of $75.0 million payable to HC Crown in replacement of the promissory note with HC Crown dated September 28, 2001. This note may be borrowed against or prepaid without penalty and has a final maturity date no later than December 21, 2007. The line of credit is subordinate to the bank credit facility and its availability may be reduced dollar for dollar in an amount equal to additional capital raised by Crown Media Holdings. The rate of interest under the line of credit is equal to LIBOR plus three percent, payable quarterly. As of December 31, 2002 and 2003, the Company had borrowed $5.0 million and $75.0 million, respectively, under this note. Under this note, the Company is obligated to pay a commitment fee of 1.5% of the initial maximum amount of the note, which may be paid by issuing common stock valued at the average closing price of the common stock for the 15 trading days prior to the date the fee is due. The commitment fee is payable in arrears in four equal installments on the last business day of each calendar quarter during 2002. In December 2002, we issued 123,831 shares as payment for a portion of the commitment fee in the amount of $843,750 and in December 2003, we issued 68,431 shares as payment for the remaining portion of the commitment fee in the amount of $281,250. The line of credit was required by the credit facility.

Hallmark Agreements Related to Bank Credit Facility

        Hallmark Cards and Hallmark Entertainment entered into certain agreements in order to induce the bank syndicate to enter into the Company's credit facility. Hallmark Cards, Crown Media Holdings and the banks are parties to a subordination and support agreement dated August 31, 2001. Under the subordination and support agreement, the obligations of Crown Media Holdings to pay (a) any borrowings under the HC Crown line of credit, and (b) approximately $100.0 million in accounts payable to Hallmark Entertainment Distribution as provided by the purchase agreement for the film assets, are subordinated in right of payment to Crown Media Holdings' obligations under its credit facility. In the subordination and support agreement, Hallmark Cards also agrees to cause HC Crown to advance up to $75.0 million under the HC Crown line of credit to Crown Media Holdings (less the amount of any reduction on the HC Crown line of credit because of the application of net cash proceeds from issuing debt or equity as permitted by the bank credit agreement), to the extent necessary to enable Crown Media Holdings to meet its cash needs including the repayment of the bank loans, provided that Crown Media Holdings has borrowed the full amount then available under the credit facility. Further, Hallmark Cards agreed that the HC Crown line of credit will not be declared due and payable if any obligations to the banks remain outstanding.

        Under an amended and restated limited guarantee agreement and acknowledgement dated August 31, 2001, as amended and restated as of December 14, 2001, with the banks, Hallmark Cards guarantees up to a defined maximum amount Crown Media Holdings' performance of obligations under the bank credit agreement when due. The maximum amount is $75.0 million, less the aggregate principal amount outstanding under the HC Crown line of credit and less net cash proceeds from issuing debt or equity used to make payments on the HC Crown line of credit as permitted by the bank credit agreement.

        Hallmark Entertainment and the banks entered into an agreement called the Hallmark Inducement Agreement, dated August 31, 2001. Hallmark Entertainment agreed, among other things, (a) not to return Class A Crown Media Holdings common stock to satisfy any portion of its liability for the breach of any representations and warranties in the purchase agreement for the film assets and (b) for a period of 24 months following the closing of the purchase of the film assets, to indemnify the bank lenders for any financial loss that Crown Media Holdings may suffer as a direct result of defects in the rights transferred to Crown Media Holdings in the film assets (a "library loss"). Hallmark Entertainment may satisfy this indemnification obligation by purchasing pro rata a subordinated participation in the bank loans or by providing a subordinated loan to Crown Media Holdings in the amount of the library loss.

        As of December 31, 2002, and 2003, borrowings under the HC Crown line of credit were $5.0 million and $75.0 million, respectively. Accrued interest on the note was $10,000 and $2.7 million, respectively.

Real Property Lease

        In connection with our lease of office facilities at 6430 S. Fiddlers Green Circle, Greenwood Village, Colorado, Hallmark Entertainment signed a guaranty of lease obligations on June 1, 1998. Under the guaranty, Hallmark Entertainment agreed to guarantee full and timely performance of all of our obligations during our lease term. The lease is for 58,978 square feet and has a term of 10 years that ends in August 2008. The lease provides for a rate of $22.64 per square foot during the first year of the lease and increases annually to $27.08 per square foot in 2008. The Company currently is subleasing 24,434 square feet.

Stockholders Agreement And Registration Rights

  General

        We are a party to a stockholders agreement, amended and restated as of August 30, 2001, as amended with VISN, Hughes Electronics Corporation ("Hughes"), and Hallmark Entertainment Investments. The stockholders agreement provides that our Board will consist of not less than 15 directors, with 12 nominated by Hallmark Entertainment Investments, one nominated by VISN and two independent directors, who must not be officers, directors or employees of any of the parties or their affiliates, and who will be nominated by the Board. The rights of the parties to nominate a director will terminate on the later of (1) such party owning less than 5% of our common stock then outstanding or (2) such party ceasing to own at least 75% of the number of shares of our common stock held by them immediately after our initial public offering in May 2000. Hughes is entitled to appoint an observer to the board of directors of Crown Media Holdings until Hughes and its affiliates cease to own beneficially in the aggregate at least 75% of the shares of our common stock acquired by DirecTV, the predecessor holder of the shares now held by Hughes, in the August 2001 transaction.

        The stockholders agreement also provides that we will not enter into any material transaction, except for specified transactions, with any of the other parties or their affiliates involving an aggregate value of (1) $35.0 million or less, unless such transaction is approved by a majority of our independent directors and (2) more than $35.0 million, unless such transaction is approved by a majority of the members of our Board not nominated by the interested party.

        In addition, the stockholders agreement provides that, in the event that Hallmark Entertainment Investments proposes to transfer 20% or more of our outstanding common stock to an unaffiliated third party, each other party to the stockholders agreement will have the right to participate on the same terms in that transaction with respect to a proportionate number of such other party's shares, except for Hughes.

  Hallmark Entertainment Investments Co. Stockholders Agreement

        On March 11, 2003, Hallmark Entertainment Holdings contributed 100% of the Crown Media Holdings shares owned by it to Hallmark Entertainment Investments. Two of Crown Media Holdings investors, Liberty Crown, Inc. ("Liberty"), a subsidiary of Liberty Media, and J.P. Morgan, also contributed 100% of their Crown Media Holdings Shares to Hallmark Entertainment Investments and VISN contributed 10% of its Crown Media Holdings shares to Hallmark Entertainment Investments, all in return for Hallmark Entertainment Investments shares. Prior to the Hallmark Entertainment

Investments transaction, J.P. Morgan and Liberty were parties to the Crown Media Holdings stockholders agreement described above. As a result of the Hallmark Entertainment Investments transaction, J.P. Morgan and Liberty no longer have any rights pursuant to such stockholders agreement. However, Hallmark Entertainment Investments has advised Crown Media Holdings that J.P. Morgan and Liberty will retain similar rights with respect to Crown Media Holdings pursuant to the Hallmark Entertainment Investments stockholders agreement dated March 11, 2003, among Hallmark Entertainment Investments, Hallmark Entertainment Holdings, Liberty, VISN, and J.P. Morgan, including the following:

  •
  Liberty and J.P. Morgan each have the right to designate one person as one of the directors to the Crown Media Holdings Board that Hallmark Entertainment Investments is entitled to nominate under the Crown Media Holdings stockholders agreement described above;

  •
  Hallmark Entertainment Investments will not permit Crown Media Holdings or its subsidiaries to enter into any material transaction, except for specified transactions, with any affiliates involving an aggregate value of (a) $35.0 million or less, unless such transaction is approved by a majority of Crown Media Holdings' independent directors and (b) more than $35.0 million, unless such transaction is approved by a majority of the members of Crown Media Holdings' Board not nominated by any affiliate of Hallmark Entertainment Holdings (provided that directors designated by Liberty and J.P. Morgan will not be treated as being nominated by any affiliate of Hallmark Entertainment Holdings);

  •
  registration rights as provided for minority stockholders in the Crown Media Holdings stockholders agreement;

  •
  Hallmark Entertainment Investments may not take certain actions as specified in the Hallmark Entertainment Investments stockholder agreement without the consent of J.P. Morgan and Liberty; and

  •
  if Hallmark Entertainment Holdings proposes to transfer 20% or more of Hallmark Entertainment Investments common stock to an unaffiliated third party, each of J.P. Morgan, Liberty and VISN will have the right to participate on the same terms in the transaction on a proportional basis.

  Registration Rights

        Under the stockholders agreement, Hallmark Entertainment Investments has the right to require us on four occasions, and the other parties, as a group, have the right to require us on two occasions, to register for sale their shares of our common stock, so long as the number of shares they require us to register in each case is at least 7% of our common stock then outstanding. The other parties also have an unlimited number of "piggyback" registration rights. This means that any time we register our common stock for sale, they will have the right to include their common stock in that offering and sale.

        We are obligated to pay all expenses that result from the registration of the other parties' common stock under the stockholders agreement, other than registration and filing fees, attorneys fees, underwriter fees or expenses and underwriting discounts and commissions. We have also indemnified the other parties against any liabilities that may result from their sale of common stock, including Securities Act liabilities.

  Rights Relating To Crown Media United States Amended And Restated Company Agreement

        Under the stockholders agreement, so long as we or any of our affiliates are entitled to have a representative on the Crown Media United States governance committee, and VISN and its affiliates either are entitled to nominate to, or designate a member of, our Board, or beneficially own any preferred interests in Crown Media United States, neither we nor any of our affiliates will, without the consent of the member of our Board nominated by VISN or a representative of NICC, vote in favor of:

  •
  any specified change in, or action described in, the Crown Media United States amended and restated company agreement that relates to VISN's preferred interest in Crown Media United States or that relates to VISN's rights to programming on the Hallmark Channel in the U.S. or its programming budget;

  •
  any repayment or redemption of specified equity interests in Crown Media United States;

  •
  any transfer of all of Crown Media United States' assets or any business combination involving Crown Media United States where Crown Media United States is not the surviving entity, unless the transferee assumes specified obligations under the Crown Media United States amended and restated company agreement until the later of the fifth anniversary of these offerings or the second anniversary of the transfer or business combination;

  •
  the dissolution of Crown Media United States, except in connection with a complete liquidation;

  •
  any transfer of all of Crown Media United States' assets to, or any business combination involving Crown Media United States' with, us or any of our affiliates, or any other material transaction with us or any of our affiliates, unless we comply with specified restrictions relating to any financial benefit we receive from the transaction that is more than what we would have received had the transaction been on an arm's-length basis or on commercially reasonable terms;

  •
  any transfer of all of Crown Media United States' assets or any business combination involving Crown Media United States where Crown Media United States is not the surviving entity, prior to the second anniversary of the initial public offering; or

  •
  any amendment to the Crown Media United States' amended and restated company agreement that would result in none of us or our affiliates having the right to consent to take any of the actions listed in the above bullet points.

        We have agreed under the stockholders agreement not to transfer any of our interests in Crown Media United States prior to the second anniversary of the initial public offering without the consent of VISN or NICC. In addition, we have agreed not to transfer any of our interests in Crown Media United States after the second anniversary of the initial public offering unless the transfer is conditioned on the requirement that the transferee assume our obligations described above. Under the terms of the stockholders agreement, the transferee's obligations will generally expire on the later of (1) the fifth anniversary of the initial public offering, (2) the second anniversary of the transfer or (3) the repayment of VISN's preferred interest in Crown Media United States, except that the obligations of the transferee will expire upon dissolution of Crown Media United States.

Intercompany Services Agreement

        We signed a new intercompany services agreement, effective January 1, 2003, with Hallmark Cards under which Hallmark Cards has agreed for a term of three years, subject to cancellation by either party after the first or second year, to provide us with the following services:

  •
  tax services;

  •
  risk management, health, safety and environmental services and insurance;

  •
  legal services;

  •
  treasury and cash management services; and

  •
  real estate consulting services.

        We have agreed to pay Hallmark Cards $515,000 per year for these services, plus out-of-pocket expenses and third party fees, payable in arrears on the last business day of each quarter. We made no payments to Hallmark Cards in 2001 or 2002 for services, expenses and fees under the previous intercompany services agreement. The fee under these previous agreements was $500,000 per year. The balance of the payable for services, expenses and fees under the previous agreement as of December 31, 2002 and 2003, was approximately $2.5 million and $3.0 million, respectively. The intercompany services agreement was originally negotiated between officers of Crown Media International and Hallmark Cards. The management of Crown Media International believed that the services provided under the agreement had a value at least equal to the annual fee.

        In addition to the services described above, we have incurred costs that have been paid by Hallmark Entertainment on our behalf related to payroll and benefits, insurance, operating, financial and capital expenditures. These costs are reflected on our financial statements, and to the extent that we have not reimbursed Hallmark Entertainment, the costs are included in payables to affiliates in our consolidated financial statements included elsewhere in this report. We reimbursed Hallmark Entertainment $1.4 million, for the year ended December 31, 2002, and $430,000 for the year ended December 31, 2003. The balance of the payable as of December 31, 2002 and 2003, was approximately $1.1 million and $670,000, respectively.

Hallmark Trademark License Agreements

        We are permitted to use the "Hallmark" and "Hallmark Entertainment" trademarks in accordance with the terms of a royalty-free two-year trademark license agreement dated as of December 1, 2000, between Hallmark Cards and Crown Media International. This agreement was recently extended through September 1, 2004. Under that agreement, we may use the Hallmark and Hallmark Entertainment trademarks only for so long as Hallmark Cards and its wholly owned subsidiaries collectively own at least 51% of the voting interest and at least 35% of the equity interest of Crown Media Holdings, and designate a majority of our Board and so long as there is no event of default under the agreement.

        Crown Media International has the non-exclusive right to use the Hallmark and Hallmark Entertainment trademarks to promote, market, advertise, distribute and sell television motion pictures and miniseries produced by or at the direction of Hallmark Entertainment Productions, LLC or its subsidiaries. Crown Media International also has the non-exclusive right to use the Hallmark and Hallmark Entertainment trademarks to promote, market, advertise, distribute and sell its network and channel so long as these television motion pictures and miniseries along with other television motion pictures and miniseries acquired under our program agreement with Hallmark Entertainment Distribution represent at least 50% of the monthly programming of that network or channel or 20% of the monthly programming during the first six months that we launch that network or channel in a territory. The program license agreement with Hallmark Entertainment Distribution does not require it to make available a minimum amount of programming. If Hallmark Entertainment Distribution fails to provide sufficient programming to meet the minimum thresholds required under the trademark license agreement, that failure could cause a default under the trademark license agreement.

        Except for the uses permitted by the trademark license agreement of Crown Media International, we are not permitted to use the Hallmark name alone or with any other names.

        Under the agreement, if Hallmark Cards notifies us in writing that it has determined that we have failed to comply with the usage standards set forth in the agreement or have otherwise breached our obligations under the agreement, we must stop any non-complying activity within 10 days of that notice or we will be in default of the agreement. We will also be in default if Hallmark Cards delivers such a written notice to us with respect to its standards three or more times in any 12-month period. In addition, there will be a default under the agreement if we fail to cure any breach of the program agreement with Hallmark Entertainment Distribution, if we fail to make any payments due under loan agreements within five days of the due date, or if our auditors determine that we are no longer a going concern.

        The license agreement can be terminated immediately and without notice if we transfer in any way our rights under the license agreement, if we have an event of default under the agreement or in events of bankruptcy, insolvency or similar proceedings. With respect to a particular country in which we use the Hallmark Entertainment trademark, the license agreement will terminate if the television motion pictures and miniseries produced by Hallmark Entertainment or its subsidiaries and other motion pictures and miniseries acquired under the program agreement with Hallmark Entertainment comprise less than 50% of the programming of the network or channel based on actual hours of broadcast in the country.

        There is a similar trademark license agreement between Hallmark Cards and a subsidiary of Crown Media International that permits the use of the Hallmark and Hallmark Entertainment trademarks in the United Kingdom through September 1, 2004.

        Crown Media United States operates under the benefit of a limited trademark license agreement with Hallmark Licensing, Inc., amended and restated on March 27, 2001, which has also been extended through September 1, 2004. The agreement permits the use of the Hallmark trademarks in the United States under terms, which are similar to the terms applicable to the use of the Hallmark trademarks outside the United States by Crown Media International. As with Crown Media International's trademark agreement with Hallmark Cards, the amended and restated Crown Media United States trademark agreement permits Crown Media United States to name its network service as the "Hallmark Channel." The agreement contains usage standards, which limit certain types of programming and programming content aired on Crown Media United States' network. Crown Media United States has a similar trademark license agreement with Hallmark Licensing, Inc., which permits the use of the Hallmark trademark in the name of the "Hallmark Movie Channel". This Hallmark Movie Channel trademark license will also expire on September 1, 2004.

Tax Sharing Agreement

        On March 11, 2003, Crown Media Holdings became a member of Hallmark Cards consolidated federal tax group and entered into the Tax Sharing Agreement with Hallmark Cards. Hallmark Cards will include Crown Media Holdings in its consolidated federal income tax return. Accordingly, Hallmark Cards has benefited from past tax losses and will benefit from future tax losses, which may be generated by Crown Media Holdings. Based on the Tax Sharing Agreement, Hallmark Cards pays Crown Media Holdings all of the benefits realized by Hallmark Cards as a result of consolidation, 75% in cash on a quarterly basis and the balance when Crown Media Holdings becomes a taxpayer. Under the Tax Sharing Agreement, at Hallmark Cards' option, this 25% balance may also be applied as an offset against any amounts owed by Crown Media Holdings to any member of the Hallmark Cards consolidation group under any loan, line of credit or other payable, subject to any limitations under any loan indentures or contracts restricting such offsets.

        An independent member of the Board of Directors of Crown Media Holdings, with advice of independent counsel approved Crown Media Holdings' entering into the Tax Sharing Agreement.

        Hallmark Entertainment Holdings contributed 100% of the Crown Media Holdings shares owned by it to Hallmark Entertainment Investments. Two of Crown Media Holdings' investors, Liberty and J.P. Morgan, also contributed 100% of their Crown Media Holdings shares to Hallmark Entertainment Investments and VISN contributed 10% of its Crown Media Holdings shares to Hallmark Entertainment Investments, all in return for Hallmark Entertainment Investments shares. Crown Media Holdings understands that Hallmark Entertainment Investments intends to hold the Crown Media Holdings Shares and to evaluate media investment opportunities in which Crown Media Holdings does not have an interest. Hallmark Entertainment Holdings, as the more than 80% owner of Hallmark Entertainment Investments, will have voting power over all of the Crown Media Holdings shares. The new structure does not change the control of Crown Media Holdings.

Corporate Opportunities Policy Established by Hallmark Entertainment

        The following is a description of a general policy adopted by the Hallmark Entertainment board of directors in connection with the stockholders agreement and our initial public offering. The policy provides that we will be the primary (but not exclusive) vehicle for the pursuit of corporate opportunities relating to the ownership and operation of pay television channels dedicated to family programming, "Pay Television Opportunities," that are provided or otherwise made available to Hallmark Entertainment and its subsidiaries. However, Pay Television Opportunities do not include opportunities: (1) developed by or made available to any public company that is a subsidiary of Hallmark Entertainment or any of Hallmark Entertainment's subsidiaries (other than us and our subsidiaries), (2) relating to the production or distribution of programming that is developed by, or provided or made available to, a subsidiary of Hallmark Entertainment that does not own or operate pay television channels dedicated to family programming and whose primary business is the production or distribution of programming, (3) arising out of or relating to Pay Television Opportunities that have been provided or made available to us but which we have determined not to pursue or have failed to pursue within the applicable time period reasonably specified by Hallmark Entertainment, or (4) that Hallmark Entertainment or any of its subsidiaries is legally or contractually obligated to provide or make available to a person other than us.

        Under the policy, we are not obligated to pursue any Pay Television Opportunity presented to us by Hallmark Entertainment. If we determine not to pursue or fail to pursue an opportunity, in each case within such time as Hallmark Entertainment may reasonably specify (taking into account the type and nature of the Pay Television Opportunity provided or made available) in its communication to us relating to such Pay Television Opportunity, then Hallmark Entertainment and its subsidiaries may pursue such Pay Television Opportunity.

        The policy became effective upon completion of the initial public offering. The policy automatically terminates upon the first to occur of: (1) Hallmark Entertainment and its subsidiaries ceasing to beneficially own, in the aggregate, at least a majority in voting power of our outstanding voting securities entitled to vote generally upon all matters submitted to common stockholders and (2) the third anniversary of the completion of the initial public offering.

        The policy provides that the Hallmark Entertainment board of directors is required to act in accordance with its fiduciary duties owed to Hallmark Entertainment and Hallmark Entertainment's fiduciary duties, if any, to its subsidiaries in making all determinations in connection with the policy. With respect to any Pay Television Opportunity that may be subject to the policy and any obligation (fiduciary or otherwise) to one or more other subsidiaries, the Hallmark Entertainment board of directors will have discretion to determine, without reference to the policy, to which of us or such other subsidiary of Hallmark Entertainment such Pay Television Opportunity will be provided or made available. Notwithstanding anything set forth in the policy, Hallmark Entertainment will have no obligation to exercise any rights it may have as a stockholder, partner or member of any entity that is not a wholly owned subsidiary or to exercise any rights available to it under agreements with other stockholders, partners or members, in order to implement determinations under the policy. All determinations of the Hallmark Entertainment board of directors with respect to the Hallmark Entertainment policy and the interpretation of the Hallmark Entertainment policy are conclusive and binding.

        The policy further provides that Hallmark Entertainment's board of directors from time to time may amend, modify or rescind the policy or adopt additional or other policies or make exceptions with respect to the application of the policy in connection with particular facts and circumstances, all as the Hallmark Entertainment board of directors may determine, consistent with its fiduciary duties and in accordance with the stockholders agreement.

Certain Business Relationships and Conflicts of Interest

        Hallmark Entertainment Investments controls all of our outstanding shares of Class B common stock, representing approximately 80.6% of the voting power on all matters submitted to our stockholders, and also owns a substantial number of shares of Class A common stock. Hallmark Entertainment Investments' control could discourage others from initiating potential merger, takeover or other change of control transactions that may otherwise be beneficial to our businesses or holders of Class A common stock. As a result, the market price of our Class A common stock or our business could suffer.

        Hallmark Entertainment Investments' control relationship with us also could give rise to conflicts of interest, including:

  •
  conflicts between Hallmark Entertainment Investments, as our controlling stockholder, and our other stockholders, whose interests may differ with respect to, among other things, our strategic direction or significant corporate transactions;

  •
  conflicts related to corporate opportunities that could be pursued by us, on the one hand, or by Hallmark Entertainment Investments or its other affiliates, on the other hand; or

  •
  conflicts related to existing or new contractual relationships between us, on the one hand, and Hallmark Entertainment Investments and its affiliates, on the other hand.

        In addition, our directors, who are also officers or directors of Hallmark Entertainment Investments or its affiliates, will have fiduciary duties, including duties of loyalty, to both companies and may have conflicts of interest with respect to matters potentially involving or affecting us. For example, Robert A. Halmi, Jr. is our Chairman of the Board and also a Director and Chairman of Hallmark Entertainment Investments, which could create potential conflicts of interest. As a result, it is possible that we may receive less favorable contractual terms from Hallmark Entertainment Investments or its affiliates than if none of our officers or directors had any affiliation with Hallmark Entertainment Investments or its affiliates.

        Our certificate of incorporation provides that Hallmark Cards will have no duty to refrain from engaging in activities or lines of business that are the same as or similar to the activities or lines of business in which we engage, and neither Hallmark Cards nor any officer or director of Hallmark Cards, except as provided below, will be liable to us or to our stockholders for breach of any fiduciary duty by reason of any such activities of Hallmark Cards. In the event that Hallmark Cards acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Hallmark Cards and us, Hallmark Cards will have no duty to communicate or offer that corporate opportunity to us and will not be liable to us or our stockholders for breach of any fiduciary duty as a stockholder by reason of the fact that Hallmark Cards pursues or acquires that corporate opportunity for itself, directs that corporate opportunity to another person, or does not communicate information regarding that corporate opportunity to us.

        In the event that one of our directors or officers who is also a director or officer of Hallmark Cards acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both us and Hallmark Cards, that director or officer will have fully satisfied his or her fiduciary duty to us and our stockholders with respect to that corporate opportunity if that director or officer acts in a manner consistent with the following policy:

  •
  a corporate opportunity offered to any person who is one of our officers, and who is also a director but not an officer of Hallmark Cards, will belong to us;

  •
  a corporate opportunity offered to any person who is one of our directors but not one of our officers, and who is also a director or officer of Hallmark Cards, will belong to us if that opportunity is expressly offered to that person in his or her capacity as one of our directors, and otherwise will belong to Hallmark Cards; and

  •
  a corporate opportunity offered to any person who is one of our officers and an officer of Hallmark Cards will belong to us if that opportunity is expressly offered to that person in his or her capacity as one of our officers, and otherwise will belong to Hallmark Cards.

        For purposes of the policy:

  •
  a director who is our Chairman of the Board or Chairman of a committee of the Board will not be deemed to be one of our officers by reason of holding that position, unless that person is one of our full-time employees;

  •
  references to us shall mean us and all corporations, partnerships, joint ventures, associations and other entities in which we beneficially own, directly or indirectly, 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests; and

  •
  the term "Hallmark Cards" means Hallmark Cards and all corporations, partnerships, joint ventures, associations and other entities, other than us, as we are defined in this paragraph, in which Hallmark Cards beneficially owns, directly or indirectly, 50% or more of the outstanding voting stock, voting power, partnership interests or similar voting interests.

        The foregoing provisions of our certificate of incorporation will expire on the date that Hallmark Cards ceases to own beneficially common stock representing at least 20% of the total voting power of all of our classes of outstanding capital stock and no person who is one of our directors or officers is also a director or officer of Hallmark Cards or any of its subsidiaries.

        Other than as disclosed above and under "—Stockholders Agreement and Registration Rights" and "—Corporate Opportunities Policy Established by Hallmark Entertainment," there are no specific policies in place with respect to any conflicts that may arise. We expect conflicts to be resolved on a case-by-case basis, and in a manner consistent with applicable law.

Transactions With JP Morgan Chase Bank

        We have a credit agreement with a syndicate of banks lead by JP Morgan Chase Bank providing a secured line of credit and term loan of up to a total of $320.0 million due August 31, 2006. As part of this credit facility, JP Morgan Chase Bank has committed to lend to us up to $45.0 million. At December 31, 2002 and 2003, JP Morgan Chase Bank had outstanding loans to us under the line of credit of $45.0 million and $42.0 million, respectively. Each loan under the credit facility bears interest at a Eurodollar rate or an alternate base rate as we may request at the time of borrowing in accordance with the credit agreement. We are required to pay a commitment fee of 0.5% per annum of the committed, but not outstanding, amounts under the revolving credit facility, payable in quarterly installments. We paid a total of $1.7 million in interest and $1.5 million in fees to JP Morgan Chase Bank under the credit facility for the year ended December 31, 2002. We paid a total of $13.3 million in interest and $925,000 in fees to JP Morgan Chase Bank under the credit facility for the year ended December 31, 2003.

        JP Morgan Chase Bank served as an indenture trustee for debentures issued by us to Crown Media Trust in connection with the issuance of preferred securities by Crown Media Trust in a private placement. JP Morgan Chase Bank served as the property trustee under the trust creating the Crown Media Trust, which was one of several trustees of the Crown Media Trust, and also as the preferred guarantee trustee relating to our guarantee of the preferred securities issued by Crown Media Trust. Chase Manhattan Bank USA, National Association, an affiliate of JP Morgan Chase Bank, served as the Delaware trustee of Crown Media Trust, which was a trustee with its principal place of business in the State of Delaware. As a result of the repurchase of the Crown Media Trust preferred securities by Crown Media Holdings, this trust was dissolved.

        Arnold L. Chavkin, one of our directors, and J.P. Morgan Partners, a beneficial owner of more than 5% of our outstanding Class A common stock, are related parties to JP Morgan Chase & Co. and its wholly-owned subsidiary, JP Morgan Chase Bank. JP Morgan Chase & Co. is a publicly-traded bank holding company. J.P. Morgan Partners is an indirect non-bank subsidiary of JP Morgan Chase & Co. JP Morgan Chase & Co. owns 100% of JPMP Capital Corp., the sole general partner of JPMP Master Fund Manager L.P., which in turn is the sole general partner of J.P. Morgan Partners. JP Morgan Chase & Co. also owns 100% of Chatham Ventures, Inc., which is the sole limited partner of J.P. Morgan Partners. Limited partners of JPMP Master Fund Manager, L.P. are comprised of investment professionals, including Mr. Chavkin, and others. JPMP Capital Corp. is a 100% non-bank subsidiary of JP Morgan Chase & Co. JP Morgan Partners, LLC serves as the management company for the private equity organization of JP Morgan Chase & Co., known as JPMorgan Partners. J.P. Morgan Partners, LLC is an indirect non-bank 100% subsidiary of J.P. Morgan Chase & Co. and is a direct wholly-owned subsidiary of JPMP Capital Corp. J.P. Morgan Partners, LLC is the employer of JP Morgan Partners' staff in New York.

        Mr. Chavkin is the Chief Investment Officer of JP Morgan Partners, LLC, an Executive Vice President of JPMP Capital Corp. and one of the limited partners of JPMP Master Fund Manager, L.P. He is not an officer of JP Morgan Chase & Co. or JP Morgan Chase Bank. He also serves as an Executive Vice President or executive partner of certain domestic entities and global funds of various JP Morgan Partners related entities.

INDEPENDENT PUBLIC ACCOUNTANTS

Appointment of Auditors for 2004

        The Audit Committee of our Board engaged KPMG LLP to serve as our independent public accountant for the year ending December 31, 2004. We expect representatives of KPMG LLP to attend the annual meeting, be available to respond to appropriate questions from stockholders and be given an opportunity to speak, if desired.

        On April 22, 2002, at the recommendation of our Audit Committee, our Board dismissed Arthur Anderson LLP as our independent public accountant and engaged KPMG LLP to serve as our independent public accountant for the year ending December 31, 2002. Arthur Andersen LLP audited the accounts of Crown Media Holdings from 1998 to 2001.

        Arthur Andersen LLP's reports on our consolidated financial statements for the year ended December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        KPMG LLP's reports on our consolidated financial statements for the years ended December 31, 2002 and December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

        During our fiscal years ended December 31, 2000 and December 31, 2001 and the period from January 1, 2002 to April 22, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Arthur Andersen LLP would have caused them to make reference to the subject matter of the disagreement in connection with their report. In addition, during the above period, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        We have provided Arthur Andersen LLP with a copy of the foregoing statements. In a letter dated April 22, 2002, Arthur Andersen LLP agreed with such statements.

        During our fiscal years ended December 31, 2000 and December 31, 2001 and the period from January 1, 2002 to April 22, 2002, we did not consult with KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Fees

        The following table presents aggregate fees billed for professional services rendered by KPMG LLP, our principal accountant in fiscal years 2002 and 2003:

	Fiscal Year
Type of Fee
	2003		2002
Audit Fees(1)	$509,488		$353,000
Audit-Related Fees	9,500	(2)	0
Tax Fees	12,860	(3)	0
All Other Fees(4)	11,500		41,310

Total Fees	543,348		394,310

(1)
Audit Fees are for the audit of our annual financial statements and review of financial statements included in our Forms 10-Q and statutory audits required for certain of our foreign subsidiaries.

(2)
Audit Related Fees are for services rendered in connection with the review and filing of the Tender Offer Statement on Schedule TO and its amendments.

(3)
Tax Fees are for services rendered in connection with tax advice, the filing of foreign income tax returns and the filing of other forms.

(4)
All Other Fees are for all other services rendered in relation to benefit plan and executive compensation issues.

Independence

        The Audit Committee has considered whether, and concluded that, the additional services provided by KPMG were compatible with maintaining the independence of KPMG.

REPORT OF THE AUDIT COMMITTEE

        Management is responsible for the Company's internal controls, and the Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with U.S. generally accepted accounting principles and issuing a report on the financial statements. The Audit Committee has general oversight responsibility with respect to these matters. The Audit Committee reviews the results and scope of the audit conducted by the Company's independent auditors.

        The Audit Committee has met and held discussions with our management and independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee has:

  •
  reviewed and discussed the audited financial statements with management;

  •
  discussed with the independent auditors the matters required to be discussed by AU § 380 (Codification of Statements on Auditing Standards No. 61);

  •
  received the written disclosures and the letter from the independent accountants related to the accountants' independence from the Company and its management as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountant the independent accountant's independence.

        Based on the Audit Committee's review and discussions detailed above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE:

John P. Mascotte, Chairman
Arnold L. Chavkin
Peter A. Lund

SUBMISSION OF STOCKHOLDER PROPOSALS

        The deadline for submitting stockholder proposals consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), for inclusion in the proxy statement for the next annual meeting is December 31, 2004.

        Our bylaws provide that any stockholder wishing to bring any nomination or other business before an annual meeting must give timely notice in proper written form to the Company Secretary not less than 90 days nor earlier than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 days before or 60 days after the anniversary date of the immediately preceding annual meeting, to be timely, the stockholder notice must be received not later than the close of business on the 90th day and not earlier than the 120th day prior to such annual meeting, or by the 10th day after public disclosure of the date of the annual meeting. For the Company's year 2004 annual meeting, notice must be received by March 5, 2005. The notice must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to the person that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including the person's written consent to being named and to serving, if elected, as a director), (b) as to any other business proposed to be brought before the meeting, a brief description of and the reasons for the business, and any material interest of the person bringing the proposal, and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of, and the class and number of shares owned by, the stockholder and any beneficial owner.

OTHER BUSINESS

        The Board knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

By Order of the Board of Directors
/s/	BRIAN E. GARDNER

BRIAN E. GARDNER Secretary

April 30, 2004

APPENDIX A

CROWN MEDIA HOLDINGS, INC.

AUDIT COMMITTEE CHARTER

Organization

        This charter governs the operation of the Audit Committee (the "Committee") of the Board of Directors of Crown Media Holdings, Inc. (the "Company"). The Committee shall review and reassess the adequacy of the charter at least annually and obtain the approval of the Board of Directors for any proposed changes to the charter. The Committee shall be appointed by the Board and shall make regular reports to the Board. The Committee shall be comprised of at least three directors, each of whom shall meet the independence and experience requirements of the Nasdaq National Market. All Committee members shall also be financially literate and at least one member shall be an "audit committee financial expert", as that phrase is defined by the SEC.

Responsibilities and Processes

        The primary responsibility of the Committee is to oversee the Company's financial reporting processes on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee, in carrying out its oversight responsibilities, will assess the Company's systems of internal accounting and financial controls, the internal audit process, the independence, qualifications and performance of the Company's independent auditor, and the overall integrity of the Company's financial statements and information systems. The Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company. In addition, the Committee will have the power to review and approve "related party transactions", in accordance with the requirements of the Nasdaq National Market and other regulatory agencies and of the amended August 30, 2001 "Stockholders Agreement" between Hallmark Entertainment Holdings, Inc., Liberty Media Corporation, Liberty Crown, Inc., VISN Management Corp., JP Morgan Partners, L.P., DIRECTV Enterprises, Inc. and Crown Media Holdings, Inc. The Committee may also have such other duties as may, from time to time, be assigned to it by the Board.

        The Committee shall have the authority, to the extent it deems necessary or appropriate to carry out its duties, to retain special legal, accounting or other consultants to advise the Committee. The Company must provide appropriate funding, as determined by the Committee, for payment for the services of such advisors, as well as for the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee may also form and delegate authority to subcommittees to undertake its responsibilities, under its supervision.

        The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet with management and the independent auditor in separate executive sessions at least quarterly.

        The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may modify them, as it deems appropriate.

Financial Statement and Disclosure Matters

  •
  Review with management and the independent auditor the annual audited financial statements to be included in the Company's Annual Report on Form 10-K. Based on these reviews, the

    Committee shall report to the Board whether the Committee recommends inclusion of the annual audited financial statements in the Company's Form 10-K.

  •
  Review with management and the independent auditor the interim financial statements to be included in the Company's Quarterly Report on Form 10-Q. The Committee shall discuss with the independent auditor the results of its review of each interim financial statement for a quarter.

  •
  Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including the effect of alternative acceptable accounting policies on the Company's financial statements.

  •
  Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  •
  Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

  •
  Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

Oversight of the Company's Relationship with the Independent Auditor

  •
  Be directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (including the resolution of disagreements between management and the independent auditor regarding financial reporting). The independent auditor must report directly to the Committee.

  •
  Obtain and review a report from the independent auditor at least annually regarding (a) the auditor's internal quality-control procedures, (b) any material issues raised by the most recent quality-control review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. The Committee shall evaluate the experience, qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management. The Committee shall present its conclusions to the Board and, if so determined by the Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

  •
  Discuss with the independent auditors the overall scope and plans for its audit. Also, discuss with management and the independent auditors the adequacy and effectiveness of the Company's accounting and financial controls. Meet separately with the independent auditors, with and without management present, to discuss the results of the audit and any other examinations.

  •
  Discuss the matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

  •
  Review and pre-approve all audit engagement fees and terms and all non-audit services with the independent auditor. The Audit Committee shall consult with management but shall not delegate these responsibilities to management.

  •
  Review any proposed employment offer by the Company to an employee or former employee of the independent auditor and discuss with the management the actions intended to be taken by management and the independent auditor to ensure that the auditor maintains independence.

Compliance Oversight Responsibilities

  •
  Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

  •
  Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

  •
  Discuss with the Company's general counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

  •
  Approve or reject all "related party" transactions. Review reports and disclosures of related party transactions prepared by management.

Oversight of the Company's Internal Audit Function

  •
  Discuss with management and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit functions' organization, responsibilities, plans, results, budget and staffing, as well as providing oversight to internal audit activities, including review of significant reports prepared by the employees performing internal audit functions and management's responses.

Whistleblower Policy

  •
  Establish and oversee the Company's anonymous complaint policy contained within the Company's Code of Business Conduct and Ethics regarding the confidential, anonymous submission by employees of reports regarding questionable accounting practices, internal accounting controls or auditing matters and the investigation, disposition and retention of such reports.

Limitation of Audit Committee's Role

  •
  While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. It is not the duty of the Committee to conduct investigations or to assure Company's compliance with laws and regulations.

Form of Proxy

CROWN MEDIA HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

JUNE 3, 2004
11:00 a.m.

Sheraton New York Hotel & Towers
811 Seventh Avenue
New York, New York 10019

PROXY

        The Board solicits this proxy for use at the Annual Meeting on June 3, 2004.

        The shares of stock you hold in your account will be voted as you specify on the reverse side.

        If no choice is specified, the proxy will be voted "FOR" the Board's nominees.

        By signing the proxy, you revoke all prior proxies and appoint Robert A. Halmi, Jr., David J. Evans and William J. Aliber, and each of them, with full power of substitution, to vote all your shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments.

(to be signed and dated on the other side)

The Board Recommends a Vote "FOR" the Board's nominees.

1.
Election of Directors:

  ☐ FOR all nominees listed below (except as marked to the contrary below)
  ☐ WITHHOLD AUTHORITY to vote for all nominees listed below

Robert A. Halmi, Jr.	David J. Evans	Wilford V. Bane, Jr.	Arnold L. Chavkin
Robert J. Druten	Brian E. Gardner	David E. Hall	Donald J. Hall, Jr.
Irvine O. Hockaday, Jr.	Anil Jagtiani	David B. Koff	Peter A. Lund
John P. Mascotte	Deanne R. Stedem

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME ON THE LINE IMMEDIATELY BELOW.)

2.
In their discretion, to vote upon other matters properly coming before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THE PROXY WILL BE VOTED "FOR" THE BOARD'S NOMINEES.

Address Change? Mark Box ☐
Indicate changes below:

Dated:	, 2004
Signature
Signature if held jointly

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

COMPANY #
CONTROL #

Voting Instructions

        There are three ways to vote your Proxy: by telephone, via the Internet or by mail. The telephone and Internet voting procedures are designed to authenticate your identity, allow you to vote your shares and to confirm that your instructions have been properly recorded. If your shares are held in the name of a bank or broker, the availability of telephone and Internet voting will depend on the processes of the bank or broker; therefore you should follow the voting instructions on the form you receive from your bank or broker.

Vote by Telephone

        Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week by calling 1-800-435-6710. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit company number and a 7-digit control number (these numbers are located above). Follow the recorded instructions.

        Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. The deadline for telephone voting is 11:00 p.m. EDT on June 2, 2004.

Vote Via the Internet

        Log on to the Internet and go to the web site http://www.eproxy.com/crwn 24 hours a day, 7 days a week. Have your proxy card in hand when you access the web site. You will be prompted to enter your 3-digit company number and a 7-digit control number (these numbers are located above). Follow the instructions provided.

        If you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you are solely responsible. Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. The deadline for Internet voting is 11:00 p.m. EDT on June 2, 2004.

Vote by Mail

        Mark, sign and date your proxy card and return it in the postage-paid envelope provided so that it is received by June 2, 2004.

        Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

If you vote by telephone or the Internet, please do NOT mail your proxy card.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

QuickLinks

SOLICITATION OF PROXIES
PROPOSAL 1 ELECTION OF DIRECTORS
BOARD INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT PUBLIC ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE
SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER BUSINESS
CROWN MEDIA HOLDINGS, INC. AUDIT COMMITTEE CHARTER
Form of Proxy
Voting Instructions